SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

CACI INTERNATIONAL INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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October 3, 2013

Dear Fellow Stockholder:

     I cordially invite you to attend your Company’s 2013 Annual Meeting of Stockholders on November 14, 2013, at 9:30 a.m., local time. The meeting will be held at the Hilton Arlington, 950 N. Stafford Street, Arlington, Virginia 22203.

     The scheduled matters to be considered and acted on at the meeting are the election of directors; a non-binding advisory vote to approve the compensation of our named executive officers; amendment of the Company’s 2002 Employee Stock Purchase Plan to authorize an additional 250,000 shares for purchase; and ratification of the appointment of Ernst & Young LLP as our independent auditors. Detailed information concerning these matters is set forth in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     As a stockholder, your vote is important. I encourage you to execute and return your proxy promptly whether or not you plan to attend so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting if you wish to do so.

     Thank you for your cooperation and continued support and interest in CACI International Inc.

Sincerely,

J.P. LONDON Chairman of the Board and Executive Chairman

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
_______________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 14, 2013
_______________________

     Notice is hereby given that the Annual Meeting of Stockholders of CACI International Inc (CACI or the Company) will be held on Thursday, November 14, 2013 at 9:30 a.m., local time, at the Hilton Arlington, 950 N. Stafford Street, Arlington, Virginia 22203 for the following purposes:

1.	To elect the ten nominees named in the Proxy Statement to the Company’s Board of Directors;

2.	To approve on a non-binding advisory basis the compensation of our named executive officers;

3.	To approve the amendment of the Company’s 2002 Employee Stock Purchase Plan to authorize an additional 250,000 shares for purchase;

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2014; and

5.	To transact such other business as may otherwise properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on September 16, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     A list of the stockholders entitled to vote at the Annual Meeting will be made available during regular business hours at CACI International Inc, 1100 N. Glebe Road, Arlington, Virginia 22201 from October 31, 2013 through November 13, 2013 for inspection by any stockholder for any purpose germane to the meeting.

By Order of the Board of Directors

ARNOLD D. MORSE Secretary

Arlington, Virginia
Dated: October 3, 2013

     IMPORTANT: Even if you plan to attend the meeting, please complete, sign, date, and return promptly the form of proxy (you can vote via the Internet, by phone, or by using the return envelope if you received a physical copy) to ensure that your vote will be counted. You may vote in person if you so desire, even if you previously have sent in your proxy. Please note that if you execute multiple proxies, the last proxy you execute revokes all previous ones.

CACI International Inc
1100 North Glebe Road
Arlington, Virginia 22201
_________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
_________________________

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of CACI International Inc to be used at the Annual Meeting of Stockholders of the Company to be held on November 14, 2013. This Proxy Statement is being made available on or about October 3, 2013. The presence of a stockholder at the Annual Meeting or any adjournment thereof will not automatically revoke such stockholder’s proxy. However, any stockholder furnishing a proxy has the power to revoke it by furnishing written notice to Arnold D. Morse, Secretary of the Company, by delivering to the Company a proxy bearing a later date, or by voting in person at the Annual Meeting. Please note, however, that any stockholder wishing to revoke a previous proxy whose shares are held of record by a broker, bank or other nominee must follow such nominee’s instructions to revoke such proxy or vote at the Annual Meeting. A proxy card is enclosed for your use in connection with the Annual Meeting. The shares represented by each properly signed and returned proxy will be voted in accordance with the instructions marked thereon or, in the absence of instructions, the proxy will be voted:

FOR the Board of Directors’ ten nominees for election to the Company’s Board of Directors.

FOR the resolution approving the compensation of the named executive officers, as disclosed in the Company’s 2013 Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other accompanying tables and narrative disclosure.

FOR the amendment of the Company’s 2002 Employee Stock Purchase Plan authorizing an additional 250,000 shares for purchase.

FOR the ratification of the appointment of Ernst & Young LLP as independent auditors.

     The Board does not expect that any matter other than those set forth in the Notice of the Annual Meeting will be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by all properly executed proxies on such matters in accordance with their judgment.

     The close of business on September 16, 2013 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on September 16, 2013, the Company had 23,413,361 shares of common stock issued and outstanding. Each share is entitled to one vote.

INTERNET AVAILABILITY OF PROXY MATERIALS

     We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On October 3, 2013, we mailed to our stockholders (other than those who previously requested electronic delivery) a Notice of Internet Availability containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs our stockholders on how to access their proxy card to vote through the Internet or by telephone.

     This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if a stockholder would prefer to receive printed proxy materials, the stockholder may follow the instructions included in the Notice of Internet Availability. If a stockholder has previously elected to receive our proxy materials electronically, that stockholder will continue to receive these materials via e-mail unless he or she elects otherwise.

MEETING ADMISSION REQUIREMENTS

     Attendance at the 2013 Annual Meeting of Stockholders is limited to persons in the following classes:

  stockholders of record as of September 16, 2013,

  beneficial holders of CACI common stock held in “street name” by a broker, bank, or other nominee, or authorized representatives of entities who are record or beneficial holders.

     To be admitted to the Annual Meeting, you must be a member of one of the classes noted above and must present, in addition to a valid photo identification or other satisfactory proof of identification, the following materials:

  stockholders of record must present their proxy card, which will serve as an admission ticket,

  beneficial holders will need sufficient proof of ownership. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. Please note that a beneficial holder who wishes to vote his/her shares of CACI common stock held in street name in person at the meeting must obtain a written proxy in your name from the broker, bank, or other nominee who is the record holder of your shares, and in addition to any evidence required above for record or beneficial holders, authorized representatives must present a letter from the entity they represent, certifying as to their status as an authorized representative.

     Representatives of CACI will be at the entrance to the Annual Meeting, and these representatives are authorized on the Company’s behalf to determine whether the admission policies and procedures are being followed and whether you will be granted admission to the Annual Meeting.

     Cameras, including cell phones, so-called smart phones or other devices with photographic capabilities, and any other video or audio recording devices, are not permitted to be used at the Annual Meeting. Please refrain from use of cell phones at the Annual Meeting as well.

PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with the Company’s By-laws, the Board has set at ten the number of Directors to constitute the full Board. Ten persons have been nominated for election to serve as a Director of the Company. Under the Company’s By-laws, all Directors hold office at the pleasure of the stockholders or until their respective successors are elected.(1)

     Unless authority is withheld, the persons named in the accompanying proxy will vote the shares of common stock represented by the proxy FOR the election of the ten nominees listed below. Under the Company’s By-laws, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     In general, under Delaware law, broker non-votes (which arise when brokers lack authority to vote and fail to obtain instructions from the beneficial owners of the related shares) and abstentions count toward the determination of a quorum. Regarding the election of directors, if a quorum is present, a majority of the votes properly cast for election of directors is sufficient to elect directors. Votes to withhold authority are considered properly cast; broker non-votes are not treated as votes cast. New York Stock Exchange (NYSE) Rule 452 now classifies the election of directors as a non-routine matter. As a result, banks and brokers will not be able to vote on the election of directors without instructions from the beneficial owners. We encourage all stockholders who hold shares through a bank, broker or other holder of record to provide voting instructions to such parties to ensure that their shares are voted at the Annual Meeting.

____________________
(1)	Under his employment agreement, if Mr. Asbury no longer serves as Chief Executive Officer of the Company, terminates his employment for any reason or provides notice to the Company regarding such a termination, he would resign from the Board.

     The Board’s Corporate Governance and Nominating Committee has recommended ten nominees for election as Directors. All ten nominees are current Directors.(2) For more information regarding nomination procedures and corporate governance matters, please consult the “Corporate Governance” section set forth later in this Proxy Statement.

     The Company has no reason to believe that any of the nominees will be unable or unwilling to serve. In the event that any nominee is not available or should decline to serve, the persons named in the proxy may vote for the others and may vote for such other person(s) as they, in their discretion, may decide.

NOMINEES

     Listed below are the nominees for Director, with information showing the age of each, the year each was first elected as a Director of the Company, and the business affiliations and relevant experience of each.

Non-Management Directors

     Michael A. Daniels, 67. Director of the Company since May 2013.

     Mr. Daniels brings to the Board extensive executive experience in the technology industry and experience serving as a director of public companies, including software and technology companies. Mr. Daniels served as Chairman of the Board of Mobile 365, Inc. from May 2005 to November 2006 and served as its Chief Executive Officer from December 2005 to August 2006. Sybase acquired Mobile 365, Inc. in November 2006 and renamed it Sybase 365, Inc. Mr. Daniels was a director of Sybase, a publicly-traded global enterprise software and services company, from 2007 until its acquisition by SAP in 2010. From December 1986 to May 2004, Mr. Daniels served in a number of senior executive positions at Science Applications International Corporation (SAIC), a publicly-traded scientific, technical, and professional services firm, including Sector Vice President from February 1994 to May 2004. Mr. Daniels served as Chairman and Chief Executive Officer of Network Solutions, Inc., an internet company, from March 1995 to June 2000 when Verisign purchased Network Solutions. From June 2007 to July 2009, Mr. Daniels served on the Board of Directors of Luna Innovations, a high technology manufacturer. Mr. Daniels currently serves on the Board of Directors of Mercury Computer Systems, Inc. Mr. Daniels is the former Chairman of the Northern Virginia Technology Council, the largest technology council in the United States.

     James S. Gilmore III, 63. Director of the Company since 2009.

     Mr. Gilmore brings to the Board an exceptional history of leadership and distinguished service to the nation and particular knowledge and experience in legal, regulatory and governmental affairs. Mr. Gilmore was the 68th Governor of the Commonwealth of Virginia, serving in that office from 1998 to 2002. He was a partner in the law firm of Kelley Drye & Warren LLP from 2002 to 2008, where he served as the Chair of the firm’s Homeland Security Practice Group and where his practice also focused on corporate, technology, information technology and international matters. In 2003, President George W. Bush appointed Mr. Gilmore to the Air Force Academy Board of Visitors, and he was elected Chairman of the Air Force Board in the fall of 2003. Former Governor Gilmore served as the Chairman of the Republican National Committee from 2001 to 2002. He also served as Chairman of the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism Involving Weapons of Mass Destruction, a national panel established by Congress to assess federal, state and local government capabilities to respond to the consequences of a terrorist attack. This panel, also known as the “Gilmore Commission,” was influential in developing the Office of Homeland Security. Mr. Gilmore is a graduate of the University of Virginia and the University of Virginia School of Law. Within the last five years, Mr. Gilmore served as a director of the following publicly-held companies: Barr Laboratories, Inc., Cypress Communications, Inc. and IDT Corporation. During this timeframe, he was also a member of the advisory board of Hewlett-Packard Company. He is currently a director of Atlas Air Worldwide Holdings. He also serves as President and CEO of the Free Congress Foundation, an entity that offers bi-partisan conservative solutions to various domestic and national security challenges. Mr. Gilmore is a member of the Council on Foreign Relations. In addition, Mr. Gilmore operates Gilmore Global Group, LLC in which he consults with companies seeking to market goods and services worldwide. Mr. Gilmore served in the

____________________
(2)	Dr. Richard L. Leatherwood, formerly a Director, retired effective May 1, 2013. In addition, Daniel D. Allen, formerly a Director, resigned May 17, 2013.

U.S. Army from 1971-1974 in military intelligence. Mr. Gilmore is also a newly appointed member of the Board of Directors of Global Relief Technologies (GRT) of Portsmouth, New Hampshire. GRT is a privately held company that provides technology and data capture solutions.

     William L. Jews, 61. Director of the Company since May 2013.

     Mr. Jews is a senior business and healthcare executive with over 25 years’ experience leading organizational growth, completing successful mergers and acquisitions, achieving profit goals, and delivering superior customer service. Mr. Jews served as President and Chief Executive Officer of CareFirst, Inc. from January 1998 to December 2006. Previously, he served as President and Chief Executive Officer of CareFirst of Maryland, Inc. and Group Hospitalization and Medical Services, Inc. and served as Chief Executive Officer of Blue Cross Blue Shield of Delaware. He was formerly President and Chief Executive Officer of Blue Cross Blue Shield of Maryland, Inc., from April 1993 until January 1998. Mr. Jews is Chairman of The Ryland Group, Inc. and a director of Camden Learning Corporation. From 2000 to 2005 and since 2006, Mr. Jews has served as a director for Choice Hotels International, Inc. In the past five years, Mr. Jews has also served as a director of MBNA Corporation, Ecolab, Inc., and Fortress International Group, Inc.

     Gregory G. Johnson, 67. Director of the Company since 2006.

     As the former Commander, U.S. Naval Forces Europe and Africa, and Commander in Chief, Allied (NATO) Forces Southern Europe, Admiral Johnson (Retired) brings to the Board valuable insights into the Department of Defense, intelligence and international communities. Since retiring from the U.S. Navy in 2004, Admiral Johnson founded Snow Ridge Associates, a provider of strategic advice and counsel. During his 36-year naval career, Admiral Johnson rose through the ranks to Four-Star Admiral. He commanded at every level. He was responsible for naval operations throughout the 91 nations and adjacent seas of the European and African Areas of Responsibility. He developed substantive policy-level relationships with many of those nations. Admiral Johnson’s NATO duties included operational-level command of the peace support operations in Bosnia-Herzegovina and Kosovo, as well as NATO missions in Macedonia, Albania, and other Southeastern European nations. Admiral Johnson oversaw the successful implementation of NATO’s Operation Active Endeavor (Mediterranean maritime intercept operations), assumed command of the NATO Response Force at the Istanbul Summit in June 2004, oversaw NATO’s contributions to the Hellenic Republic of Greece’s security efforts during the 2004 Olympics, and was responsible for the establishment of NATO’s training support mission in Iraq. During his naval career, Admiral Johnson was also assigned to several senior policy positions in Washington, most notably serving as the executive assistant to the Chairman, Joint Chiefs of Staff (1992 to 1993) and military assistant, first to the Deputy Secretary of Defense and subsequently to the Secretary of Defense (1997 to 2000). Admiral Johnson is active on numerous nonprofit boards and serves several civic and community organizations and institutions. Admiral Johnson also serves on the Board of Directors of Delorme, Inc. and Delta Dental Plan of Maine.

     James L. Pavitt, 67. Director of the Company since 2008.

     With over 30 years of experience in the intelligence community, Mr. Pavitt brings to the Board expertise in such areas as financial risk assessment, defense, information technology, homeland security, counterterrorism and intelligence. As the Deputy Director for Operations at the Central Intelligence Agency (CIA), he managed the CIA’s globally deployed personnel and a multi-billion dollar budget for human intelligence collection activities and operations. Mr. Pavitt, as the head of America’s Clandestine Service, led the CIA’s operational response to the attacks of September 11, 2001. His career at the CIA was multi-faceted and included creating and leading the CIA’s Counterproliferation Division, an entity created to counter the spread of weapons of mass destruction. He managed and directed intelligence operations against global proliferation networks. From 1990 to 1993, he served as Special Assistant to President George H.W. Bush for International Intelligence Programs. He is a recipient of the CIA’s Distinguished Intelligence Medal for his excellent work in these capacities. He is a two-time recipient of the CIA’s Distinguished Intelligence Medal, the CIA Director’s Medal and the Donovan Award. From 2004 to 2011, Mr. Pavitt served as a Principal of The Scowcroft Group in Washington, D.C., an international strategic business advisory firm, where he currently serves as a Senior Advisor. Mr. Pavitt also serves on the advisory board of the Patriot Defense Group. He is also the President and a Founding Partner of JLP Associates, LLC, providing strategic risk advisory services to a variety of clients.

     Dr. Warren R. Phillips, 72. Director of the Company since 1974.

     In addition to his experience as a senior-level technology executive, Dr. Phillips brings to the Board considerable expertise in the areas of information technology policy, public sector finance, and the provision of computer services. The Board also benefits from Dr. Phillips’ familiarity with the U.S. intelligence community and his understanding of international business issues. Dr. Phillips serves as the Chief Financial Officer for the Albanian-Macedonian-Bulgarian Oil Pipeline Corporation, a $1.5 billion crude oil pipeline developer for Caspian oil flows to the West. From February 2008 through August 2011, Dr. Phillips served as the Chairman of the Board and Chief Executive Officer of Advanced Blast Protection, Inc., a research, development and manufacturing company that produced conventional and unconventional bullet resistant glass, modular vehicle armor, and specialized armored vehicles for military, law enforcement and civilian use. In November 2009, Advanced Blast Protection, Inc. filed a petition pursuant to Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Florida. Dr. Phillips also serves as co-manager of the assets of the company during the distribution of assets. Dr. Phillips is currently a Liquidating Trustee for Advanced Blast Protection, Inc. From 1993 to 2001, Dr. Phillips was Executive Vice Chairman and Chief Financial Officer of Maryland Moscow, Inc., a 501(c)(3) educational and training venture that was involved in over $50 million in financial training to the newly evolving countries of the former Soviet Union. Dr. Phillips provided advice in developing financial systems (bank, stock exchange, pension, insurance, and government) in most of those countries. Between 1974 and 2003, Dr. Phillips was Professor of Government and Politics at the University of Maryland. During that time, he served in a number of administrative positions including Vice President for Academics at the University of Maryland Baltimore County, and Assistant Vice President for Administration for the University System where he managed system-wide information technology, budgeting, and internal audit.

     Charles P. Revoile, 79. Director of the Company since 1993.

     As an attorney and former senior-level executive, Mr. Revoile brings to the Board his considerable experience in the governance of publicly-held corporations and in contracting with the United States government. In addition, the Board values Mr. Revoile’s perspective in financial and management disciplines as an active private investor. From 1985 to 1992, Mr. Revoile served as Senior Vice President, General Counsel, and Secretary of CACI International Inc. From 1971 to 1985, Mr. Revoile was Vice President and General Counsel of Stanwick Corporation. From 1964 to 1971, Mr. Revoile was counsel to the Communications division of Westinghouse Electric Corporation. From 1961 to 1964, he served as legislative counsel to the National Food Processors Association, representing the industry before Congress and the Executive agencies. Currently, Mr. Revoile is a legal and business consultant and an independent investor.

     General William S. Wallace, USA (Ret.), 66. Director of the Company since 2009.

     General Wallace brings to the Board a 39-year record of military service and experience. From 2005 to 2008, he served as the Commanding General of the U.S. Army Training and Doctrine Command, leading more than 50,000 soldiers and civilians at 33 Army schools in the United States. He was the architect of the Army’s reorganization during military operations in Iraq and Afghanistan and developed the organizational, technical, and warfighting requirements for Army modernization efforts. From 2003 to 2005, General Wallace was Commanding General of the Army Combined Arms Center where he was responsible for developing Army doctrine and for providing the intellectual foundation for military leadership in the 21st century. As Commanding General of the Fifth U.S. Corps from 2001 to 2003, during the opening campaign of Operation Iraqi Freedom, General Wallace led 140,000 soldiers from Kuwait to Baghdad, and subsequently directed the occupation of Western and Northern Iraq. He served as Commander of the Joint Warfighting Center from 1999 to 2001; Commanding General of the 4th Infantry Division (the Army’s first division incorporating new C4ISR technologies) from 1997 to 1999; and Commanding General of the National Training Center from 1995 to 1997. General Wallace is a 1969 graduate of the United States Military Academy at West Point. General Wallace currently acts as an independent consultant to various organizations and businesses serving the Department of Defense (DoD) and is an independent director for Oshkosh Corporation, Inc.

Management Directors

     Kenneth Asbury, 58. President and Chief Executive Officer; Director of the Company since August 2013.

     Based on the recommendation of the Company’s Corporate Governance and Nominating Committee, Mr. Asbury was appointed to the Board on August 29, 2013. A proven industry leader, Mr. Asbury has extensive experience in business development, including nearly 30 years leading highly successful systems, solutions, and services expansion programs. Since February 20, 2013, Mr. Asbury has been the President and Chief Executive Officer of CACI International Inc. From May 2011 until February 2013, he was President and Chief Executive Officer of ASRC Federal Holding Company. As President and Chief Executive Officer, Mr. Asbury was responsible for setting the strategic direction of the company’s Federal enterprise and driving growth and development for all of its subsidiaries. In 2011, the company saw an almost 100 percent increase in program capture rate in one year. Prior to that, Mr. Asbury was employed by Lockheed Martin for approximately 27 years where he oversaw Lockheed Martin’s Technical Operations, Mission Services and Civil businesses. As President of the Civil business, Mr. Asbury established five strategic growth campaigns focused on emerging government priorities – healthcare, energy, immigration reform, homeland security, and financial regulatory reform. With this focus, he led the business unit to more than $6 billion in new contract wins, and achieved $3.7 billion in sales in 2009. Mr. Asbury’s tenure for Mission Services also saw increased growth. There, he delivered double-digit sales and achieved a 75 percent new business win rate. The signature new business contracts included a $5 billion project with Special Operations Command and a $1 billion project with NASA. Similarly, Mr. Asbury delivered mission-critical services while overseeing Lockheed’s Technical Operations business. There, he transformed a $500 million internal business into a $1 billion external defense and intelligence operations entity. Under his leadership, the business unit developed, fielded, and operated a new tactical intelligence platform for the Army, the Persistent Threat Detection System. Mr. Asbury served in the U.S. Army Security Agency as a translator/interpreter. He is a graduate of the University of Oklahoma.

     Dr. J. P. London, 76. Chairman of the Board and Executive Chairman; Director of the Company since 1981.

     Under Dr. London’s leadership, CACI has grown from a small professional services consulting firm to become a multi-billion dollar international information solutions and services company. CACI became a Fortune 1000 company in 2006. Dr. London joined CACI in 1972. He was appointed President and Chief Executive Officer in 1984 and elected Chairman of the Board in 1990. On July 1, 2007, Dr. London was appointed Executive Chairman. In this position, he oversees strategic initiatives to ensure shareholder value, advance client missions, cultivate key client relationships, and monitor major financial transactions, including CACI’s legacy mergers and acquisitions (M&A) program that Dr. London started in 1992. Dr. London’s efforts also focus on the evolution and transformation of defense, intelligence, information technology, and network communications. The founder of modern-era CACI, Dr. London is recognized in government and business as a leader in the industry. He has received numerous awards during his career for his business and civic accomplishments, including the Association of the U.S. Army’s John W. Dixon Award for outstanding contributions to America’s defense and the U.S. Navy League’s Fleet Admiral Chester W. Nimitz Award for his exemplary contributions to the enhancement of U.S. maritime strength and national security. Dr. London was inducted into the Greater Washington Business Hall of Fame in 2010. In 2011, he was inducted into the Naval Postgraduate School Hall of Fame in Monterrey, California. In 2012, he was the Hall of Fame Honoree of the Greater Washington Government Contractor Awards. In 2013, he received the Nathan Hale Award from the Reserve Officers Association of the United States, the Ellis Island Medal of Honor from the National Ethnic Coalition of Organizations, and was the recipient of the Admiral of Navy George Dewey Award from the Naval Order of the United States for leadership in the Navy community. The HR Leadership Awards of Greater Washington also presents the annual Dr. J.P. London Award for Promoting Ethical Behavior named in his honor. Dr. London serves on the boards of the U.S. Naval Institute, the U.S. Navy Memorial Foundation, the Naval Historical Foundation and CAUSE (Comfort for America’s Uniformed Services), which serves the needs of wounded military personnel returning from Iraq and Afghanistan. Dr. London is currently a director and member of the Executive Committee of the Armed Forces Communications and Electronics Association and the Northern Virginia Technology Council. Dr. London is a member of the National Military Intelligence Association and the Intelligence and National Security Alliance. Dr. London holds a B.S. in Naval Engineering from the United States Naval Academy, a M.S. in Operations Research from the United States Naval Postgraduate School, and a Doctorate in Business Administration, conferred “with distinction”, from the George Washington University. Dr. London holds the rank of Captain, U.S. Navy (Retired), serving a combined 24 years active and reserve duty as a Naval Aviator and Aeronautical Engineering Duty Officer.

The Board recommends that stockholders vote FOR each of the Nominees.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS,
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table provides the latest available information as of September 16, 2013 with respect to beneficial ownership of the Company’s common stock held by each person known by the Company to be the beneficial owner of more than 5% of the outstanding common stock.

	Amount of Beneficial
	Ownership	Percent of
Beneficial Owner	of Common Stock	Common Stock(1)
FMR LLC(2)	3,510,089	14.99%
245 Summer Street
Boston, MA 02210
BlackRock, Inc.(3)	2,344,911	10.02%
40 East 52nd Street
New York, NY 10022
Blue Harbour Group, LP(4)	2,257,491	9.64%
646 Steamboat Road
Greenwich, CT 06830
Dimensional Fund Advisors LP(5)	1,898,216	8.11%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
The Vanguard Group, Inc.(6)	1,712,704	7.32%
100 Vanguard Blvd.
Malvern, PA 19355
____________________

(1)	Based on 23,413,361 shares of common stock outstanding as of the September 16, 2013 record date.

(2)	This information is based solely on a Schedule 13G filed by FMR LLC on May 10, 2013. According to that Schedule 13G, FMR LLC and Edward C. Johnson 3d each are the beneficial owners of 3,510,089 shares of our common stock and both have sole power to dispose of all such shares and the sole power to vote 132,300 of the shares. FMR LLC’s and Edward C. Johnson 3d’s beneficial ownership includes 3,368,694 shares of common stock beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act of 1940 (the “Investment Advisers Act”), 132,246 shares of common stock beneficially owned by Pyramis Global Advisors, LLC, an indirect wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act, and 9,149 shares of common stock held by Pyramis Global Advisers Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act.

(3)	The number of shares beneficially held by BlackRock, Inc. (BlackRock) is based solely on information in a Schedule 13G/A filed with the SEC by BlackRock on August 9, 2013 on behalf of itself and certain entities under its control. The report states that BlackRock holds 2,344,911 shares with sole voting and sole dispositive power over all 2,344,911 shares.

(4)	The number of shares beneficially held by Blue Harbour Group, LP, a Delaware limited partnership (Manager), Blue Harbour Holdings, LLC, a Delaware limited liability company (Manager GP), and Clifton S. Robbins, a citizen of the United States of America (Mr. Robbins) (Blue Harbour Group, LP et al.) is based solely on information in a Schedule 13D/A filed with the SEC by Blue Harbour Group, LP et al. on May 7, 2013. The report states that Blue Harbour Group, LP et al. beneficially owns an aggregate of 2,257,491 shares. The report further states that the 2,257,491 shares of Common Stock beneficially owned, in the aggregate, by Blue Harbour Group, LP et al., may be deemed to be beneficially owned by each of the Manager, Manager GP, and Mr. Robbins.

(5)	The number of shares beneficially held by Dimensional Fund Advisors LP (Dimensional) is based solely on information in a Schedule 13G filed with the SEC by Dimensional on February 11, 2013 on behalf of itself and certain entities under its control. The report states that Dimensional holds 1,898,216 shares with sole voting power over 1,868,209 shares and sole dispositive power over all 1,898,216 shares.

(6)	The number of shares beneficially held by The Vanguard Group, Inc. (Vanguard) is based solely on information in a Schedule 13G filed with the SEC by Vanguard on February 11, 2013 on behalf of itself and certain entities under its control. The report states that Vanguard holds 1,712,704 shares with sole dispositive power over 1,678,718 shares and sole voting power over 35,186 shares.

     The following table provides information as of September 16, 2013 with respect to beneficial ownership for each Executive Officer, each present Director, and for all Current Executive Officers and Directors of the Company as a group.

	Amount of
	Beneficial Ownership		Percent of
Name of Beneficial Owner and Position	of Common Stock(1)		Common Stock(2)(3)
J.P. London	121,588		*
Chairman of the Board, Executive Chairman,
Director and Nominee
Kenneth Asbury	—		*
President, Chief Executive Officer
Director and Nominee
John S. Mengucci	3,541		*
Chief Operating Officer, President, U.S. Operations
CACI, INC.-FEDERAL
Thomas A. Mutryn	71,347	(4)	*
Executive Vice President,
Chief Financial Officer and Treasurer
Gregory R. Bradford	53,720	(5)	*
Chief Executive, CACI Limited,
President, U.K. Operations
Michael A. Daniels	—		*
Director and Nominee
James S. Gilmore III	7,688	(6)	*
Director and Nominee
William L. Jews	—		*
Director and Nominee
Gregory G. Johnson	3,778	(6)	*
Director and Nominee
James L. Pavitt	7,737	(6)	*
Director and Nominee
Warren R. Phillips	7,053	(6)	*
Director and Nominee
Charles P. Revoile	29,210	(6)	*
Director and Nominee
William S. Wallace	6,055	(6)	*
Director and Nominee
All Current Executive Officers
and Directors as a Group (13 in number)	311,717		1.33%
____________________

(1)	All stock settled stock appreciation rights (SSARs) and stock options exercisable as of September 16, 2013 or within 60 days after that date are treated as exercised for the underlying shares of common stock. All Restricted Stock Units (RSUs) vesting as of September 16, 2013 or within 60 days after that date are treated as vested for the underlying shares of common stock.

(2)	Based on 23,413,361 shares of common stock outstanding as of the September 16, 2013 record date.

(3)	The asterisk (*) denotes that the individual holds less than one percent of outstanding common stock. This stock is included in the total percentage of outstanding common stock held by the Executive Officers and Directors shown above.

(4)	Includes 24,350 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 16, 2013.

(5)	Includes 5,800 shares obtainable upon exercise of SSARs/options exercisable within 60 days of September 16, 2013 and 11,915 shares obtainable upon vesting of RSUs within 60 days of September 16, 2013.

(6)	Includes 497 shares obtainable upon exercise of vesting of RSUs within 60 days of September 16, 2013.

Section 16(a) Beneficial Ownership Reporting

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s Officers and Directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (SEC). Such Officers, Directors, and stockholders are required by SEC regulations to furnish the Company with copies of all such reports that they file.

     Under the applicable regulations, the reporting person is responsible for making the filing. Ordinarily however, when a reporting person engages in a transaction with the Company, such as the grant of a stock option, RSU, or similar award, Company personnel generate the report on a timely basis for the benefit of the reporting person. During the fiscal year ended June 30, 2013, in the following instances, these reports were inadvertently not generated and filed on a timely basis due to administrative errors:

     A Form 4 was not timely filed for Director Johnson following his sale on August 22, 2012 of 450 shares of CACI common stock. The Form 4 was filed on August 27, 2012.

Equity Compensation Plan Information

     The following table provides additional information as of June 30, 2013 regarding shares of the common stock of the Company authorized for issuance under its equity compensation plans.

			Number of Securities
			Remaining Available
	Number of		For Future Issuance
	Securities to be Issued	Weighted Average	Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding Options,	Outstanding Options,	(excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans
Approved by Stockholders(1)	1,347,724 (2)	$48.62 (3)	4,020,811 (4)

Equity Compensation Plans Not
Approved by Stockholders	0	0	0
Total	1,347,724	$48.62	4,020,811
____________________

(1)	The equity compensation plans approved by the stockholders of the Company are the 2006 Stock Incentive Plan (the 2006 Plan), the Director Stock Purchase Plan (DSPP), the Management Stock Purchase Plan (MSPP), and the Employee Stock Purchase Plan (ESPP). Under the terms of the 2006 Plan, the Company may issue, among other awards, non-qualified stock options, restricted stock, restricted stock units (RSUs) and stock-settled appreciation rights (SSARs). The DSPP allows Directors to elect to receive RSUs at the market price of the Company’s common stock on the date of the award in lieu of up to 100 percent of their annual retainer fees. The MSPP allows those senior executives with stock holding requirements a mechanism to receive RSUs at 85 percent of the fair market price of the Company common stock in lieu of up to 100 percent of their annual bonus compensation. The ESPP allows eligible full-time employees to purchase shares of the Company’s common stock at 95 percent of the fair market value of a share of common stock on the last day of the quarter.

(2)	The number of securities to be issued upon exercise or vesting under stock purchase plans approved by shareholders as of June 30, 2013 is as follows: 2006 Plan, 1,318,296; the DSPP, 137; and the MSPP, 29,291.

(3)	Represents the weighted average exercise price of the stock options and SSARs issued under the 2006 Plan that were outstanding as of June 30, 2013. The weighted-average exercise price above does not include the weighted average market prices of shares underlying RSUs issued under the DSPP, MSPP, ESPP and the 2006 Plan.

(4)	The remaining number of securities available for issuance under stock purchase plans approved by shareholders as of June 30, 2013 is as follows: 2006 Plan, 3,543,833; the DSPP, 69,767; the MSPP, 345,444; and the ESPP, 61,767.

EXECUTIVE OFFICERS

     As of October 1, 2013, the Executive Officers of the Company were J.P. London, Chairman of the Board and Executive Chairman, Kenneth Asbury, President and Chief Executive Officer, and the following three persons indicated in the table below.

Positions and Offices
Name, Age	With the Company	Principal Occupations
John S. Mengucci, 51	Chief Operating Officer and President, U.S. Operations

Chief Operating Officer and President, U.S. Operations, July 1, 2012 to present; Chief Operating Officer for U.S. Operations, February 2012 to June 30, 2012; President, Lockheed Martin Information Systems and Global Solutions - Civil Product Line, 2010-2012; President, Lockheed Martin Information Systems and Global Solutions – Defense 2007-2010.

Thomas A. Mutryn, 59	Executive Vice President, Chief Financial Officer and Treasurer

Executive Vice President, Chief Financial Officer and Treasurer, CACI International Inc, April 2007 to present; Acting Chief Financial Officer and Treasurer, January 2007 to April 2007; Executive Vice President, Corporate Development, September 2006 to January 2007. GTSI Corp., Senior Vice President, Finance, and Chief Financial Officer, 2003-2006. U.S. Airways, Inc.: Senior Vice President, Finance, and Chief Financial Officer, 1998-2002.

Gregory R. Bradford, 64	Chief Executive, CACI Limited, and President, U.K. Operations

Chief Executive, CACI Limited, 2000 to present; Managing Director, CACI Limited, 1985-2000; President, U.K. Operations, since 1994; Executive Vice President, 1987-1994; Senior Vice President, 1986-1987; Vice President, 1983-1986.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

Our Executive Compensation Philosophy and Objectives

     The Compensation Committee of the Board of Directors (the Committee) believes the Company’s executive compensation program should incent and reward behaviors that build a foundation for the long-term performance and success of the Company while also supporting the achievement of short-term objectives. Consistent with this philosophy, the following key objectives provide a framework for the Company’s fiscal year 2013 executive compensation program:

  attract, retain, and motivate highly talented individuals at all levels of the organization;

  ensure senior officers act on behalf of stockholders through the use of equity-based rewards and stock ownership requirements;

  provide compensation levels, consistent with our overall philosophy, that are intended to be fair and competitive with similar companies in CACI’s industry; and

  provide incentives and rewards for executives commensurate with their roles and responsibilities based on corporate performance.

Executive Compensation Corporate Governance Framework

     To accomplish these objectives, the Company’s executive compensation programs are generally based on the following guiding principles:

  compensation for senior officers is reviewed annually based on performance, responsibilities, and changes in the competitive market;

  total cash compensation for each of the named executive officers (NEOs) is primarily contingent upon performance (i.e., is at risk);

  quarterly and annual bonuses are formula-based, utilize multiple metrics, and are linked to performance against stated objectives;

  equity-based compensation provides long-term incentives to maximize stockholder value;

  senior officers are required to maintain long-term stock ownership at a level commensurate with their role;

  retirement programs have been designed to encourage executive officers to save for their retirement;

  the Company maintains a clawback policy;

  our long-term equity plan prohibits repricing without stockholder approval;

  to the extent possible, compensation is structured so it is fully tax deductible to the Company; and

  senior officer perquisites and special benefits are limited, relative to competitive practice.

     The Committee believes that the Company’s executive compensation policies, plans and programs advance these objectives and adhere to the necessary standards of corporate governance. Specifically, the Committee believes that the design of the Company’s executive compensation program balances fixed and variable compensation, drives both corporate and individual performance, aligns the Company’s short and long-term strategic priorities through quarterly, annual and long-term incentive programs, and supports stockholder value creation through the use of payout modifiers which limit the percentage of our equity awards which may be granted based on threshold performance goals.

     The material elements of the fiscal 2013 executive compensation program, as described in more detail below, included base salary, short-term cash incentives, long-term equity incentives, deferred compensation for retirement planning, and limited other perquisites and benefits consistent with competitive market practices.

2012 Say on Pay Vote

     At the Company’s last Annual Meeting of Stockholders on November 15, 2012, we provided our stockholders with the opportunity to vote to approve, on a nonbinding advisory basis, the Company’s executive compensation program (the “Say on Pay” proposal). Our stockholders overwhelmingly approved the Say on Pay proposal as demonstrated by 96% of the votes cast in favor of the Company’s executive compensation program. As the Committee evaluated the Company’s executive compensation program for fiscal year 2013, the Committee was mindful of the strong level of approval by our stockholders for the Company’s “pay for performance” compensation philosophy and, as a result, did not make material changes to the overall approach to executive compensation.

ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION

Overview

     This Compensation Discussion and Analysis describes the manner in which executive compensation decisions are made, the elements of our compensation program, and the compensation of each of our NEOs. The information provided in this Compensation Discussion and Analysis should be read together with the information presented in the “Executive Compensation” section of this Proxy Statement. For fiscal year 2013, the NEOs consisted of our Chief

Executive Officer, Chief Financial Officer, our three other most highly compensated executive officers serving as executive officers at the end of fiscal year 2013, and one other executive officer who served as Chief Executive Officer during a portion of such year, as follows:

Executive Officer	Title
J.P. London	Chairman of the Board and Executive Chairman
Kenneth Asbury(1)	President and Chief Executive Officer
John S. Mengucci	Chief Operating Officer and President, U.S. Operations
Thomas A. Mutryn	Executive Vice President, Chief Financial Officer and Treasurer
Gregory R. Bradford	Chief Executive, CACI Limited, and President, U.K. Operations
Daniel D. Allen(2)	President and Chief Executive Officer
____________________

(1)	Kenneth Asbury was appointed as President and Chief Executive Officer on February 20, 2013.

(2)	Daniel D. Allen departed as President and Chief Executive Officer, effective February 19, 2013.

Governance of Compensation Programs

Role of the Compensation Committee

     The Committee has both a strategic and administrative role in managing the compensation structure of the Company, with an emphasis on compensation of top management. Strategically, the Committee considers how the achievement of the overall goals and objectives of the Company can be aided through adoption of appropriate compensation philosophy and effective program elements. Administratively, the Committee reviews compensation paid, salary progressions, incentive compensation allocations, benefits and perquisites provided to all employees, and equity awards granted under all stockholder approved plans. Refer to the “Corporate Governance” section of this Proxy Statement for additional information on the Committee’s responsibilities.

Independent Consultant

     The Committee has authority under its charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, in March 2008, the Committee engaged Frederic W. Cook & Co., Inc. (Frederic W. Cook) as an independent outside compensation consultant. Frederic W. Cook reports directly to the Committee and performs no work for management other than providing advice on executive compensation pursuant to its engagement by the Committee. The Committee has considered whether the work performed by Frederic W. Cook for or at the direction of the Committee raises any conflict of interest, taking into account the factors listed in Securities Exchange Act Rule 10C-1(b)(4), and has concluded that such work does not create any conflict of interest. The Committee reviews its consultant’s performance annually and determines whether to renew their agreement with the consultant. In fiscal year 2013, the Committee renewed Frederic W. Cook’s contract for services.

     During fiscal year 2013, Frederic W. Cook was responsible for providing information on new laws and regulations pertaining to the Committee, general industry compensation practices for consideration by the Committee, and recommendations for director compensation and compensation for management positions under the Committee’s purview, and for performing independent assessments of management recommendations brought before the Committee. Frederic W. Cook participated in all meetings of the Committee during the fiscal year.

Setting Compensation – Market Comparisons

     The Committee utilizes market data to assess the overall competitiveness and reasonableness of the Company’s executive compensation practices. Market pay practices are based on peer group proxy data and compensation survey data.

     In addition, each year the Company commissions benchmarking studies of compensation levels for executive positions to help inform the Committee’s decisions and monitor the Company’s executive compensation programs. Importantly, the goal of obtaining benchmark data is to provide the Committee with a general test for executive talent in the marketplace. The Committee uses this information along with numerous other factors (including the executive’s tenure, individual and Company performance, expected future contributions to the Company, historical compensation levels, etc.) in arriving at what is appropriate compensation for a particular executive. Benchmarking studies for compensation effective in fiscal year 2013 were conducted by two consultants. Peer market analysis was performed for the Company by Frederic W. Cook. General industry market analysis for NEO and other executive compensation was performed for the Company by Towers Watson & Company.

     The combined studies and other work provided by Frederic W. Cook and Towers Watson provided three distinct types of analyses:

  Peer Market Analysis (from proxy statements of peer companies);

  Technical Industry Market Survey Analysis (cross industry surveys for companies of similar size); and

  Internal Comparisons.

     Salary, cash incentive compensation, and long-term stock incentives are considered in these analyses, as is the interaction/combination of the elements. Specifically, total cash compensation at Target performance (salary plus cash incentives assuming the Company achieves targeted metrics) and total direct compensation (salary plus cash incentives plus long-term stock incentives assuming the Company achieves targeted metrics) are reviewed, and the totals may impact decisions on individual elements.

     For fiscal year 2013, peer comparisons were performed against seventeen publicly traded companies which were selected based on similarities to CACI in size and/or industry as well as operational similarities. The selected companies were as follows:

Acxiom Corporation	Alliance Data Systems
Booz Allen Hamilton	Broadridge Financial Solutions
Ciber, Inc.	Cognizant Technical Solutions
Convergys	Fidelity National Information Services, Inc.
Fiserv, Inc.	Harris Corporation
ManTech International Corp	Maximus, Inc.
SAIC, Inc.	Sapient Corporation
Sykes Enterprises, Inc.	Tetra Tech, Inc.
Unisys Corporation

     The companies used for peer comparisons are reviewed annually and adjusted as necessary due to changes at the selected company (e.g., acquisitions, bankruptcies, etc.) or changes in the comparability of the selected company to CACI. For fiscal year 2013, one company was removed (SRA International, Inc.) due to no longer being publicly traded.

THE CACI EXECUTIVE COMPENSATION PROGRAM

     The following section provides details on each element of the Company’s executive compensation programs. It illustrates how each element accomplishes the established objectives and how these elements, in total, support the Company’s compensation philosophy.

Base Salary Program

     Consistent with the Company’s intention of delivering compensation that is linked to performance, base salaries are intended to constitute a relatively small portion of total compensation (approximately 25%). NEO base salaries are not at risk to the executive. Base salaries are intended to compensate the executive for the basic market value of the position and the day-to-day performance of the executive officer relative to his or her duties and responsibilities.

     For fiscal year 2013, the Committee’s philosophy in setting base salaries was to provide the average raise amount used across CACI (3.5%) as a basis for those who remained in their same position, unless the base salary was far above or below the comparables.

     Based on the data provided by the compensation consultants, the Committee determined that the salaries for Dr. London, Mr. Mutryn, and Mr. Bradford were positioned near the competitive median, and that the standard Company increases were appropriate given our pay philosophy and executive performance.

     In connection with his promotion to Chief Operating Officer and President, U.S. Operations, Mr. Mengucci’s base salary for fiscal year 2013 was determined by reviewing the comparables for his position and the salaries for the former two Presidents of U.S. Operations, Messrs. Allen and William M. Fairl.

     In connection with Mr. Allen’s promotion to President and CEO (prior to the appointment of Mr. Asbury as President and CEO), his base salary at the beginning of fiscal year 2013 was determined by reviewing the comparables for his position and the salary for the former President and CEO Mr. Cofoni. At a subsequent meeting during fiscal year 2013, the Committee re-examined the established compensation for Mr. Allen and provided an additional increase to bring it more in line with the comparables; this additional change became effective January 1, 2013.

     Mr. Asbury’s base salary was set as part of his hiring in February 2013. At the time the offer of employment was made to Mr. Asbury, the salary offered was evaluated against the competitive market for his offered position, the salaries of former President and CEOs Messrs. Allen and Cofoni, and the size of the overall financial package offered to Mr. Asbury to join the Company.

     The following table summarizes the changes to base salary that were made during fiscal year 2013:

	Base Salary Change:	Additional Changes
Executive Officer	effective 7/1/2012	Made During FY13
J.P. London	3.5%	N/A
Kenneth Asbury	N/A	N/A
John S. Mengucci	6.6%	N/A
Thomas A. Mutryn	3.5%	N/A
Gregory R. Bradford	3.5%	N/A
Daniel D. Allen	46.2%	6.7%

Short-Term Incentive Compensation

     Our short-term Incentive Compensation Plan is a cash bonus plan that is designed to motivate and reward executive officers for achieving short-term performance objectives. Under this plan, participants are eligible to receive quarterly and annual payments. Each of the quarterly and annual components are based on various financial metrics in order to support the Company’s pay-for-performance philosophy, by tying a significant portion of compensation to Company performance.

     Target Company performance metrics are approved by the Committee. Approved targets flow down through the organization to the business unit level in the case of executives below the NEO level. It is the Committee’s intention that these targets be aligned with CACI’s strategic plan and be challenging to achieve. Five year performance vs. target metrics is analyzed as part of this process to validate the Company’s planning process and to ensure that the metrics support the compensation philosophy. Below is a summary of the Company’s performance vs. its goal for corporate net after tax profit (NATP), which is the primary metric reviewed by the Committee in this regard, for the last five fiscal years:

Fiscal Year	NATP Performance Above/(Below) Target
2009	2.2%
2010	5.4%
2011	14.1%
2012	8.9%
2013	(7.3%)

     Lower, or “Cut,” threshold levels for each metric are also approved by the Committee, as are upper, or “Stretch,” levels. Corresponding Cut and Stretch incentive compensation amounts are also established. For performance below Cut levels, no bonus is awarded. For performance at or above Cut levels, bonus payouts are prorated between levels

(i.e. between Cut and Target and between Target and Stretch) on a straight-line basis. Above Stretch levels, bonus payouts are calculated as a percentage of the NEO’s respective metric performance. Bonuses are paid above Stretch levels and are not capped, in order to continue to incent performance above the Stretch NATP.

     The ranges between Cut and Target levels of performance and between Target and Stretch levels are based upon multiple factors assessed by the Committee, including historical ranges and historical performance against Target, Cut, and Stretch metrics. For fiscal year 2013, Cut metrics were set 5.0% below Target metrics, and Stretch metrics were set 4.0% above Target metrics. The Committee believed that these ranges provided a challenging upper range and a reasonable lower threshold.

     The table below shows the fiscal year 2013 executive officer performance metrics and target bonus levels that were approved by the Committee. Based on the data provided by the compensation consultants, the Committee determined that the total cash compensation for Dr. London, Mr. Mutryn, and Mr. Bradford was in line with the competitive market and did not warrant adjustment from fiscal year 2012 levels. For Dr. London, the Committee also approved a one-time $200,000 special incentive due to the additional duties required to support the transition to the new President and CEO; this additional incentive was payable quarterly, subject to the Chairman of the Committee’s assessment of his performance.

     Mr. Mengucci’s target bonus level for fiscal year 2013 was determined by reviewing the comparables for his position and the total cash compensation for the former two Presidents of U.S. Operations Messrs. Allen and Fairl.

     Mr. Allen’s target bonus level at the beginning of fiscal year 2013 was determined by reviewing the comparables for his position and the total cash compensation for the former President and CEO Mr. Cofoni. At a subsequent meeting during fiscal year 2013, the Committee re-examined the established target bonus level for Mr. Allen and provided an additional increase to bring his target cash compensation more in line with the competitive market; this additional change became effective January 1, 2013.

     Mr. Asbury’s target bonus level was set as part of his hiring in February 2013. At the time the offer of employment was made to Mr. Asbury, the target bonus level offered was evaluated against the competitive market for his offered position, the target bonus levels of former President and CEOs Messrs. Allen and Cofoni, and the size of the overall financial package offered to Mr. Asbury to join the Company. Mr. Asbury’s target bonus was prorated due to his mid-year employment. As part of the negotiations associated with his hiring, the Committee decided to guarantee his fiscal year 2013 bonus payments at the minimum prorated level.

	Annual
	Target
Executive Officer	Bonus	Annual Metrics for FY13
J.P. London Chairman of the Board and Executive Chairman	$700,000 (1)	CACI net after tax profitability (36%), CACI revenue (18%), CACI firm awards (18%), special transition incentive (29%)
Kenneth Asbury President and Chief Executive Officer	$1,000,000 (2)	CACI net after tax profitability (50%), CACI revenue (25%), CACI firm awards (25%)
John S. Mengucci Chief Operating Officer and President, U.S. Operations	$691,000	CACI net after tax profitability (50%), CACI revenue (25%), CACI firm awards (25%)
Thomas A. Mutryn Executive Vice President, Chief Financial Officer and Treasurer	$405,000	CACI net after tax profitability (50%), CACI revenue (25%), CACI firm awards (25%)
Gregory R. Bradford Chief Executive, CACI Limited, and President, U.K. Operations	$392,600	CACI Limited net after tax profitability (75%), CACI Limited revenue (25%)
Daniel D. Allen President and Chief Executive	$1,000,000	CACI net after tax profitability (50%), CACI revenue (25%), CACI firm awards (25%)
Officer (effective 7/1/2012)
(effective 1/1/2013)	$1,400,000	CACI net after tax profitability (50%), CACI revenue (25%), CACI firm awards (25%)
____________________

(1)	$200,000 of this target bonus was a special incentive due to the additional duties required to support the transition to the new President and CEO.

(2)	Mr. Asbury’s bonus for fiscal year 2013 was prorated to $400,000 due to his mid-year employment. As part of the negotiations associated with his hiring, the Committee also decided to guarantee his fiscal year 2013 bonus payments at the minimum prorated level.

     In fiscal year 2013, the Company used NATP as the primary incentive metric to ensure focus on overall Company profitability, the primary indicator of the Company’s performance that is controlled by the Company; profitability is expressed on a net after-tax basis due to its use in the Company’s planning and budgeting processes. The Committee also annually reviews performance against other financial metrics such as stock price, earnings per share, revenue, bookings, operating margin, return on equity, return on invested capital, and day sales outstanding, and reviews whether changes are needed to incentive programs to provide more focus on other metrics annually or as needed. Based on this review, for fiscal year 2013 the Committee decided to keep revenue as a metric in order to maintain focus on it, and replace operating margin with firm awards. The new firm awards metric, which measures the total dollar value of priced line items contained in a contract (for example, the committed value of new business wins), was added because the Committee determined that focus was needed on winning business in what was considered to be an especially challenging industry environment due to federal government budget pressures and the threat of sequestration. For Mr. Bradford, revenue was added as a metric to be in line with the Company’s fiscal year 2013 incentive goals, but firm awards was not added as it was determined that the metric did not have relevance due to the differences in the CACI Limited business compared to that of the rest of the Company.

     The NATP metric that the Company uses for determining payments under the incentive compensation plan has generally been the same as its audited net income. The Committee has the ability to make adjustments for extraordinary items but did not exercise this authority during fiscal year 2013.

     Incentive compensation is measured and paid out on a quarterly and annual basis. Sixty percent of the overall target is attributable to attaining the annual performance goals, as primary importance is placed on annual performance. Forty percent is attributable to quarterly goals with a 10% overall weighting placed on each quarter to ensure focus upon short-term performance required to attain annual goals. Annual targets are established at the beginning of the fiscal year, and may be modified by the Committee during the fiscal year due to changes in business conditions (e.g., major corporate events, etc.). During fiscal year 2013, no modifications were made. Quarterly targets are established at the beginning of each quarter. For this reason the sum of the quarterly financial targets normally does not equal the annual target.

     Performance relative to the metrics used by executive officers is delineated below on both a quarterly basis and for fiscal year 2013. For Dr. London’s special incentive, the Chairman of the Committee assessed his performance at the end of each quarter.

	Q1			Q2			Q3			Q4			Annual
	Target	Actual	Result	Target	Actual	Result	Target	Actual	Result	Target	Actual	Result	Target	Actual	Result
CACI NATP	$36,100K	$35,708K	Between Cut	$39,000K	$39,676K	Between	$40,700K	$38,400K	Below Cut	$56,400K	$39,265K	Below Cut	$163,600K	$151,689K	Below Cut
			and Target			Target			Threshold			Threshold			Threshold
			Thresholds			and
Stretch
Thresholds
CACI
Revenue	$947M	$931M	Between Cut	$973M	$932M	Between Cut	$1,026M	$907M	Below Cut	$1,067M	$912M	Below Cut	$3,899M	$3,657M	Below Cut
			and Target			and Target			Threshold			Threshold			Threshold
			Thresholds			Thresholds
CACI
Firm Awards	$1,052M	$1,856M	Above	$1,241M	$572M	Below Cut	$864M	$623M	Below Cut	$708M	$606M	Below Cut	$3,865M	$3,657M	Below Cut
			Stretch			Threshold			Threshold			Threshold			Threshold
Threshold
UK NATP	$1,720K	$2,202K	Above	$2,125K	$2,639K	Above	$2,004K	$2,174K	Above	$2,200K	$2,806K	Above	$8,700K	$9,948K	Above
			Stretch			Stretch			Stretch			Stretch			Stretch
			Threshold			Threshold			Threshold			Threshold			Threshold
UK Revenue	$29.0M	$33.0M	Above	$32.5M	$34.3M	Between	$31.5M	$34.2M	Above	$33.0M	$33.1M	At Target	$125.0M	$134.5M	Between
			Stretch			Target and			Stretch			Threshold			Target and
			Threshold			Stretch			Threshold						Stretch
						Thresholds									Thresholds
Dr. London
Special
Incentive	N/A	N/A	Achieved	N/A	N/A	Achieved	N/A	N/A	Achieved	N/A	N/A	Achieved	N/A	N/A	N/A - Not
			Performance			Performance			Performance			Performance			Used

     The CEO and the Committee each have the authority and discretion to lower annual and/or quarterly bonuses based on events that impact the Company’s financial results. For fiscal year 2013, neither the CEO nor the Committee executed this authority for the NEOs.

Long-Term Incentive Compensation

     Long-term equity incentive awards are granted under the 2006 Stock Incentive Plan, which is designed to promote the long-term growth and profitability of the Company by:

  providing directors and executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company;

  increasing cross-functional executive focus on key performance goals in future years; and

  enabling the Company to attract, retain and reward key executives through multi-year vesting provisions.

     The Committee has sole discretion in selecting participants for long-term incentive grants and the Committee approves all equity grants made to our senior executives. When making regular annual equity grants, the Committee’s policy is to approve them during the first quarter of each year as part of the annual compensation review. The grant date of the regular annual equity grants is the date upon which the award is approved by the Committee. For fiscal year 2013, the Committee approved annual grants on September 14, 2012, and grants were made on that date. For the grant to Mr. Asbury, the Committee approved the grant on February 10, 2013 with the effective date being his first day of employment.

     In fiscal year 2013, executive officers of CACI, with the exception of Mr. Asbury as described below, received grants of performance-based restricted stock units (RSUs). Performance-based RSUs, which the Company has issued since fiscal year 2009, have value to an award recipient only if certain performance goals are achieved. As such, they provide incentive to achieve Company goals and stock price growth as a result. RSUs are also an important retention tool.

     Performance-based RSUs issued in fiscal year 2013 had the following conditions:

  Performance is based first upon a minimum CACI NATP performance threshold. If the NATP threshold is not met, no RSUs result from the grant.

  If the NATP threshold is met, performance of the stock is then measured by determining the growth or decline from the average stock price over 90 calendar days immediately preceding the grant to the average stock price over 90 calendar days immediately preceding the one year anniversary date of the grant. The percentage growth or decline of the stock is then multiplied by two to determine the resultant number of RSUs. Thus, for example, if the average stock price increased 10% during the one-year measurement period, a recipient who was granted 1,000 performance-based RSUs would receive 20% more RSUs from the base grant, or 1,200. Similarly, if the average stock price decreased 10% during the one-year measurement period, a recipient who was granted 1,000 performance-based RSUs would receive 20% fewer RSUs from the base grant, or 800.

  Performance is capped at 200% of the original grant, so stock price growth of more than 50% would not result in additional RSUs.

  If the NATP condition is met and RSUs are eligible to be earned as described above, then generally fifty percent of such RSUs may become earned and vested on the third anniversary of the grant date and the remaining fifty percent may become earned and vested on the fourth anniversary of the grant date, provided that the recipient remains in the continuous full-time employment of the Company through each payment date.

  Stock grantees over age 62 as of July 1, 2008 (“grandfathered employees”) who retire at or above age 65 vest in all RSUs upon retirement unless the RSUs are still in their measurement period, in which case they are forfeited upon retirement. Non-grandfathered executives who retire at age 62 or older vest in a prorated portion of the RSUs based upon their number of months of service after the grant date divided by the full vesting timeframe; the number of RSUs received are still subject to the results of the performance conditions. Dr. London is the only grandfathered executive among the executive officers. A grantee terminated without cause is entitled to the same treatment as a non-grandfathered executive retiring at age 62 or older.

     CACI’s fiscal year 2013 NATP of $151.7 million was below in the NATP threshold amount of $153.8 million and, accordingly, no RSUs resulted from the grant.

     The Committee used market data provided by its compensation consultants in order to set equity levels in line with the competitive market. Based on this review, for Dr. London, Mr. Mutryn, and Mr. Bradford, the Committee determined that no changes were necessary to the prior year levels. The equity grants for Messrs. Mengucci and Allen were determined by reviewing market data, including comparables for their positions and the fiscal year 2012 equity values provided to their predecessors (Mr. Allen and Mr. Cofoni, respectively).

     Mr. Asbury received a stock grant upon his hiring in February 2013 in the form of time-based RSUs. The grant vests in three equal annual increments beginning on the third anniversary of his employment. The size of the grant was determined by the Committee to be the level required to attract Mr. Asbury to join the Company, and the vesting schedule was established to provide a retention incentive. Mr. Asbury is not eligible to receive any additional grants during calendar year 2013.

Management Stock Purchase Plan

     The Company offers a Management Stock Purchase Plan (MSPP) in order to promote the long-term growth and profitability of the Company by providing executives with incentives to improve stockholder value and to contribute to the growth and financial success of the Company, and enabling executives to meet their mandated stock ownership requirements. The Board believes that the MSPP serves these goals, encouraging executives to convert a higher percentage of their cash compensation into Company equity.

     The MSPP provides for equity ownership in the Company by senior officers by allowing the voluntary deferral of up to 100% of the annual portion of their bonuses into RSUs. All deferred shares are bought at a discount of up to 15%, as determined annually by the Committee, of fair market value. The Company may grant matching awards in an amount not to exceed 25% of the participant’s deferrals and subject to such vesting or other restrictions or conditions as the Committee determines.

     The amount of the discount to fair market value and matching grant is determined by the Committee no later than December 31st of the fiscal year in which the bonus is earned (or as otherwise specified in the MSPP for matching awards that qualify under Internal Revenue Code (IRC) section 162(m)). During fiscal year 2013, the Committee approved a 15% discount with no matching.

     The benefit provided from MSPP purchases for each NEO is listed in column (i) of the Summary Compensation Table.

Severance and Change-in-Control Benefits

     The Company maintains severance agreements with all NEOs for the purpose of providing those executives with a degree of security and to mitigate concern that they might have regarding their continued employment prior to or following a change in control, thereby allowing the executive to focus his or her undivided attention to serving the interests of the Company and our stockholders. The Company believes that appropriate severance arrangements are necessary in order to attract and retain these key executives and are an important part of a competitive overall compensation program for the NEOs.

     In the event of a change in control, the severance benefits are generally payable only upon a “double trigger,” meaning that severance benefits are triggered when an eligible executive is involuntarily terminated without cause by the Company or resigns for “good reason” within one year following a change in control. This “double trigger” provision was implemented to be consistent with good market practices. We believe this program encourages retention in the face of an actual or potential change in control and aligns executive and stockholder interests. Furthermore, the program allows top executives to review corporate transactions that are in the best interests of our stockholders without concern over whether the transactions may adversely impact the executive’s employment.

     All stock granted during fiscal year 2013 also provided for “double trigger” vesting acceleration in the event of a Change in Control, under which vesting accelerates only upon a Change in Control and involuntary termination without cause or resignation for good reason.

     Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section of this Proxy Statement.

Retirement Plans

     The Company offers a non-qualified deferred compensation plan in order to encourage employees to save for their retirement. Eligible employees, which include all NEOs, may elect to contribute up to 50% of their U.S. base salary and 100% of their U.S. bonuses and commissions to this plan on a pre-tax basis. The Company contributes 5% of all income over the compensation limit in Section 401(a)(17) of the Internal Revenue Code (IRC) to participants, subject to plan vesting conditions, and may make a supplemental discretionary contribution to a participant’s account in any amount it elects. No discretionary contributions were made in fiscal year 2013. As Mr. Bradford currently has no U.S. wages or bonuses, he receives cash in lieu of a contribution.

     The CACI International Inc Supplemental Executive Retirement Plan (SERP) was only provided to two executives during fiscal year 2013: former President and CEOs Mr. Cofoni and Mr. Allen. This benefit, which is unfunded, was provided to these executives to offset the loss of benefits from previous employers in order to acquire their services and is, therefore, consistent with the Company’s philosophy of attracting and retaining critical talent. Mr. Cofoni’s SERP provides an annual payment of $58,011 each year until the later of his death or his spouse’s death. It also provides an annual payment of $48,600 each year until Mr. Cofoni’s death. If Mr. Cofoni’s spouse survives him, she shall receive $24,300 per year beginning the year following his death and continuing until her death. Mr. Cofoni began to receive benefits from his SERP the first day of the seventh month following his separation from service in December 2012. Mr. Allen’s SERP provides an annual payment of $88,000 each year until the later of his death or his spouse’s death, with payments to commence January 1, 2020. Mr. Mengucci was offered a SERP as part of his employment offer, and it is expected to become effective upon its implementation some time in fiscal year 2014. The Company provides no other executive a SERP and does not anticipate doing so in the future.

Benefits and Executive Perquisites

     All NEOs are entitled to receive a Company-provided automobile or an allowance to obtain an automobile. The President and Chief Executive Officer, Executive Chairman, Chief Operating Officer and President, U.S. Operations, and the Chief Financial Officer are also eligible for annual financial planning services. These items are fully taxable as ordinary income; no tax gross-up is provided.

     In addition, the Company provides a $25,000 discretionary benefit allowance per calendar year to the President and Chief Executive Officer, and to the Chairman of the Board and Executive Chairman. This allowance can be used for business or personal expenses. All personal benefit received from this allowance is fully taxable as ordinary income; no tax gross-up is provided.

     Furthermore, Dr. London has a medical agreement that provides lifetime participation in the Company’s executive medical plan for him and his spouse to the extent permitted by law, with such participation on the same basis that existed just prior to any merger, consolidation, or change in control of the Company.

     Executives are also permitted to participate in the Company’s other employee benefit plans on substantially the same terms as other employees who are eligible for participation. For example, the Company makes matching contributions to the Company’s voluntary 401(k) plan on behalf of its employees based on the amount of each employee’s contributions to the 401(k) plan, and executives receive the same benefit.

     All amounts related to perquisites for NEOs are disclosed in column (i) of the Summary Compensation Table, along with details on their valuations.

Stock Ownership Requirements

     The Committee has adopted executive stock ownership requirements for its senior officers to focus those executives on the long-term growth in value of the Company and to ensure they act as owners of the Company. Requirements are based on a fixed number of fully owned shares. The amount of shares for each level, which range from 100,000 for the CEO to 5,000 for senior vice presidents, is reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of senior management with those of the Company’s stockholders. The CEO’s current required level equates to approximately six times his salary, which is above benchmarked levels of five times salary. Until an executive meets the required number of shares, he/she is limited with respect to the number of shares he/she is allowed to sell, and is only allowed to sell one-half of the vested RSUs remaining after payment of taxes (standard practice is to sell a portion of shares that vest to cover the tax burden caused by the vesting).

     Stockholdings are measured annually as of July 1st to determine compliance with the requirements which are based upon the prior year’s level plus one-half of all vested restricted stock and/or restricted stock units after taxes are withheld since the prior July 1st. Only fully owned shares count in the measurement; unvested restricted stock and restricted stock units do not count, nor do any other unvested and/or unexercised instruments.

     The penalty for non-compliance is that the senior officer is required to participate in the MSPP with 100% of the annual portion of his/her annual bonus going toward the purchase of RSUs until such time as he/she meets the required holding level.

     All NEOs met their required stockholding requirement as of July 1, 2013.

Clawback Policy

     CACI has a formal “clawback” policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act (SOX). The policy covers incentive awards to “officers” (as defined in Section 16 of the Securities and Exchange Act of 1934), and began in fiscal year 2010. Under the policy, in the event of a restatement of previously reported financial results, the Committee may require reimbursement of the incremental portion of incentive awards paid to executive officers in excess of the awards that should properly have been paid based on the restated financial results. No changes to the policy were made during fiscal year 2013.

     By way of comparison, the clawback imposed by Section 304 of SOX (which applies to CACI) is limited to the CEO and CFO and is based on material noncompliance by the issuer, as a result of misconduct, with any financial reporting obligation under the federal securities laws where such noncompliance requires the issuer to restate its financials. The SOX provision looks back one year and requires the issuer to recover all bonus or incentive-based or equity-based compensation paid to the CEO and CFO (in cases of misconduct). The Securities and Exchange Commission enforces Section 304; there is no private right of action.

     The Committee is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Impact of Regulatory Requirements

     The Committee is regularly updated on changes in regulations affecting compensation and how they impact executive compensation. The Committee ensures that Company compensation plans continue to meet such requirements.

     IRC section 162(m) places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to our CEO and the three other most highly compensated named executive officers (other than our CFO). There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Executive incentive compensation generally is performance-based compensation meeting the IRC’s requirements, and, as such, is fully deductible. As much as possible, the Committee sets compensation to be performance-based in order to take advantage of allowed deductibility (and to encourage performance, as discussed above). To maintain flexibility in compensating executive officers in a manner designed to promote Company goals, the Committee has not adopted a policy requirement for all compensation to be deductible. This regulation affects plan design, but does not limit compensation earned under the plans.

     In determining equity-based compensation, the Committee considers the potential expense of those programs under Accounting Standards Codification 718, Compensation – Stock Compensation (ASC 718), and the financial impact on planned Company targets.

Risk Assessment

     The Company has a Chief Risk Officer and among his tasks are attending meetings of the Committee during the fiscal year and performing an annual assessment of the Company’s overall compensation risk profile. The Committee also engages Frederic W. Cook, the Committee’s independent consultant, to perform independent risk assessments of the Company’s executive compensation programs with a focus on determining if the programs incented excessive risk-taking. The results of these analyses have been findings that the compensation programs are appropriately structured to support a low risk profile, and do not encourage inappropriate or excessive risk-taking.

     As a part of these risk assessments, the Chief Risk Officer and Frederic W. Cook have made the following findings about CACI’s compensation programs:

  the Board and the Compensation Committee exercise close oversight over the performance measures utilized by the Short-Term Incentive Compensation Plan and the Long-Term Incentive Compensation Plan, which in combination serve to balance short-term and long-term performance requirements, and enhance stockholder value;

  the performance objectives of the plans are linked such that achievement of annual incentive plan measures serves to enhance the performance of the Company while also supporting the goals established for the long-term incentive plan;

  the primary short-term and long-term incentive metric is the net income of the Company, including the impact of bonus payments and all events that financially impact the Company, ensuring that cash compensation is primarily funded from bottom-line Company profitability;

  metrics not currently used in compensation plans are appropriately reviewed to determine if changes are required to incentive plans;

  the balance of total compensation is more heavily weighted to long-term incentives, and increasing the stock price over the long-term provides the maximum incentive value;

  while only one year is currently used for performance measurements in the Long-Term Incentive Stock Plan, vesting the stock over a four-year period ensures long-term focus and reduces the risk of an employee unduly benefiting from short-term decisions;

  stock holding requirements are above industry benchmarks, and promote long-term ownership of the Company; and

  the Company has a rigorous system of internal controls designed to prevent any individual employee from creating adverse material risk in pursuit of short- or long-term compensation. For example, the Board must approve all capital outlays of $10 million or more, as well as all acquisitions and divestitures of $5 million or more.

Conclusions

     The Company and the Committee regularly consider whether the total compensation program meets the objectives established for it. The Company and the Committee believe that the Company’s executive compensation programs are reasonable, appropriate, do not promote undue risk-taking, and are in the best interests of stockholders for the following reasons:

  review of market data indicates that executive cash compensation levels (both base salaries and total compensation) are administered in a manner consistent with the Company’s total compensation philosophy;

  total compensation is variable and predicated upon Company performance, through a compensation mix that de-emphasizes base salary and executive perquisites and emphasizes performance-based pay, which takes the form of formula-based annual cash incentive awards and equity awards in the form of performance-based RSUs tied to stock price performance;

  executive officers are required to align their economic interests with those of stockholders through the accumulation of a significant equity stake, facilitated by annual equity awards and significant stock ownership requirements; and

  the Company’s executive retention objectives are achieved at reasonable cost through severance and change-in-control agreements, vesting schedules for equity awards, and deferred compensation plans.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended June 30, 2013. Based upon such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis for the fiscal year ended June 30, 2013 be included in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Michael A. Daniels	James S. Gilmore III
Gregory G. Johnson	James L. Pavitt
Charles P. Revoile

EXECUTIVE COMPENSATION

     The following table summarizes the compensation of the NEOs for the fiscal years 2013, 2012 and 2011. Annual compensation includes amounts awarded to, earned by, or paid to the Company’s Chief Executive Officer, Chief Financial Officer, and the three other highest paid Executive Officers, including amounts deferred at an Executive Officer’s election.

Summary Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
							Change in
							Pension
							Value and
						Non-Equity	Non-Qualified
					Option/	Incentive	Deferred
Name and				Stock	SSAR	Plan	Compensation	All Other
Principal Position		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
(during FY13) (1)	Year	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)		($)
J.P. London	2013	576,495	200,000	779,869	—	88,700	—	304,449	(9)	1,949,513
Chairman of the Board	2012	557,000	—	748,800	—	896,964	—	221,998		2,424,762
and Executive Chairman	2011	540,085	—	719,946	—	1,086,905	—	211,252		2,558,188

Kenneth Asbury	2013	275,503	400,000	15,870,000	—	—	—	2,813	(10)	16,548,316
President and Chief					—
Executive Officer

John S. Mengucci	2013	533,000	—	1,039,143	—	122,498	—	26,794	(11)	1,721,435
Chief Operating Officer	2012	173,438	—	2,000,016	—	495,893	—	4,711		2,674,058
U.S. Operations

Thomas A. Mutryn	2013	460,782	—	1,099,868	—	71,975	—	113,137	(12)	1,745,762
Executive Vice President,	2012	445,200	—	1,056,154	—	755,012	—	108,212		2,364,578
Chief Financial Officer	2011	420,000	—	1,099,918	—	949,156	—	115,286		2,584,360
and Treasurer

Gregory R. Bradford	2013	340,605	—	435,307	—	892,840	—	180,098	(13)	1,848,850
Chief Executive, CACI
Limited, President,
U.K. Operations

Daniel D. Allen	2013	555,000	—	2,199,735	—	177,576	923,999	1,831,718	(14)	5,688,028
Former President and	2012	481,500	—	878,285	—	1,034,882	176,545	70,445		2,641,657
Chief Executive Officer	2011	118,040	—	3,000,022	—	380,210	—	—		3,498,272
____________________

(1)

2012 and 2011 compensation information is not provided for Mr. Asbury because he was not a CACI employee and thus not a NEO in fiscal years 2012 or 2011. 2011 compensation information is not provided for Mr. Mengucci because he was not a CACI employee and thus not a NEO in fiscal year 2011. 2012 and 2011 compensation information is not provided for Mr. Bradford because he was not a NEO in fiscal years 2012 or 2011. Mr. Bradford’s compensation is paid in Pounds Sterling. The conversion to U.S. dollars is based on the average exchange rate in the month earned.

(2)	Amounts reported in the Salary column represent base salary earned in fiscal years 2013, 2012, or 2011.

(3)

The Company made a $200,000 special CEO transition bonus payment to Dr. London and a $400,000 guaranteed bonus payment, his fiscal year 2013 prorated Target level, to Mr. Asbury for fiscal year 2013. The Company did not make any other non-performance based bonus payments to any other NEOs in fiscal years 2013, 2012, or 2011.

(4)

The amounts reported in the Stock Awards column represent the aggregate grant date fair value of each restricted stock unit granted during such year, as computed in accordance with ASC 718. See Note 21 of the Company’s audited financial statements for the fiscal year ended June 30, 2013, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 27, 2013. RSUs awarded to all NEOs other than Mr. Asbury during fiscal year 2013, to Dr. London and Mr. Mutryn during fiscal years 2012 and 2011 and to Mr. Allen during fiscal year 2012 were in the form of performance-based RSUs. The grant date fair value of these awards was calculated using the Monte

Carlo simulation method. Based on the Company’s performance during the year ended June 30, 2013, no awards for that fiscal year were earned. Based on the Company’s performance during the year ended June 30, 2012 and the Company’s stock price for the 90 day period ended September 1, 2012 as compared to the stock price for the 90 day period ended September 1, 2011, the final award was at 84.0% of the target award. Based on the Company’s performance during the year ended June 30, 2011 and the Company’s stock price for the 90 day period ended September 1, 2011 as compared to the stock price for the 90 day period ended September 1, 2010, the final award was at 163.6% of the target award. Such actual award number of units is reflected in the Outstanding Equity Awards at Fiscal Year-End table. The grant date fair value of awards to Mr. Asbury in fiscal year 2013, Mr. Mengucci in fiscal year 2012, and Mr. Allen in fiscal year 2011 were based on the Company’s closing stock price on the date of the grant, as these awards were not subject to performance conditions.

(5)	The Company did not make any stock option or SSAR awards to any NEOs in fiscal years 2013, 2012, or 2011.

(6)	Amounts reported in the Non-Equity Incentive Plan Compensation column represent performance-based incentive compensation earned in fiscal years 2013, 2012, or 2011.

(7)	The value listed in this column represents the change in the present value of accumulated benefits during fiscal year 2013, 2012, or 2011. The values are an actuarial estimate of the cost of pension benefits for the named executive officer and do not reflect a current cash cost to the Company or the pension benefit that the executive would receive.

(8)	As detailed further in the footnotes below, the values in this column may include:

	(i)	annual perquisite allowance provided to both the Chairman of the Board and the Chief Executive Officer (Perq Allowance);

	(ii)	5% Company contribution, net of forfeitures, to non-qualified deferred compensation plan made on compensation in excess of the limit provided in IRC section 401(a)(17), which limit may be adjusted annually (NQDC Contribution);

	(iii)	vacation accrual balance cashed out (Vacation Cash-out);

	(iv)	automobile allowance and other automobile expenses based on IRS Publication 15-B guidelines, as reported on the NEO’s Form W-2, Wage and Tax Statement for the calendar year ending within each fiscal year (Automobile Expenses);

	(v)	premiums paid by the Company for a long-term care insurance policy (LTC Premiums);

	(vi)	50% Company match of the first 6% of contributions by the executive officer under the Company’s 401(k) plan (401(k) Match);

	(vii)	value of discount granted under the Company’s Management Stock Purchase Plan by giving a discount on the stock price at the grant date (15% for fiscal years 2013, 2012, and 2011);

	(viii)	tax and investment counseling and advice services (Tax and Investment Services);

	(ix)	cash in lieu of non-qualified deferred comp plan benefit (Cash in lieu);

	(x)	United Kingdom pension plan (U.K. Pension); and/or

	(xi)	cash severance accrued at termination of employment (Severance).

(9)	Includes the following amounts for fiscal year 2013: $25,603 Perq Allowance; $61,339 NQDC Contributions; $177,029 Vacation Cash-out; $11,250 Automobile Expenses; $4,428 LTC Premiums; $7,650 401(k) Match; and $17,150 Tax and Investment Services.

(10)	Includes the following amount for fiscal year 2013: $2,813 401(k) Match

(11)	Includes the following amounts for fiscal year 2013: $3,085 NQDC Contributions; $4,857 Automobile Expenses; $1,989 LTC Premiums; $9,474 401(k) Match; and $7,389 Tax and Investment Services.

(12)	Includes the following amounts for fiscal year 2013: $37,701 NQDC Contributions; $44,136 Vacation Cash-out; $14,519 Automobile Expenses; $2,938 LTC Premiums; $7,650 401(k) Match; and $6,193 MSPP Discount.

(13)	Includes the following amounts for fiscal year 2013: $28,007 Vacation Cash-out; $20,708 Automobile Expenses; $4,170 LTC Premiums; $8,079 401(k) Match; $68,762 Cash in lieu; and $50,372 U.K. Pension. The Automobile Expenses reported for Mr. Bradford are not based on IRS Publication 15-B guidelines, but reflect the actual allowance paid in the fiscal year.

(14)	Includes the following amounts for fiscal year 2013: $19,461 Perq Allowance; ($16,053) NQDC Contributions, net of forfeitures; $86,448 Vacation Cash-out; $16,367 Automobile Expenses; $2,263 LTC Premiums; $6,082 401(k) Match; $17,150 Tax and Investment Services; and $1,700,000 Severance.

Grant of Plan-Based Awards

								All Other	Grant Date
								Stock	Fair Value
								Awards:	of Stock
								Number	and
		Estimated Future Payouts Under			Estimated Future Payouts Under			of Shares	Option/
		Non-Equity Incentive Awards(1)			Equity Incentive Plan Awards(2)			of Stock	SSAR
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Awards
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
J.P. London		$137,500	$500,000	$800,000	—
	9/14/12					11,430	22,860	—	$779,869

Kenneth Asbury		112,000	400,000	640,000	—
	2/20/13					—	—	300,000	15,870,000

John S. Mengucci		195,000	691,000	1,100,000	—
	9/14/12					15,230	30,460	—	1,039,143

Thomas A. Mutryn		115,000	405,000	648,000
	9/14/12				—	16,120	32,240	—	1,099,868

Gregory R. Bradford		157,148	442,616	570,737
	9/14/12				—	6,380	12,760	—	435,307

Daniel D. Allen		392,000	1,400,000	2,240,000
	9/14/12				—	32,240	64,480	—	2,199,735
____________________

(1)	These amounts represent potential payouts under the 2013 incentive plan. The Maximum amount in column (e) represents the bonus amount for each NEO at Stretch. For performance above Stretch, NEOs are entitled to additional bonus payouts calculated as a percentage of the Company’s NATP above Stretch. Actual payouts earned are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	Based on the Company’s performance in fiscal year 2013, there were no performance-based RSUs earned by NEOs in fiscal year 2013.

(3)	Amounts represent the grant date fair value of the stock awards granted to the named executive officer during fiscal year 2013 determined pursuant to ASC 718.

Outstanding Equity Awards at Fiscal Year-End

Option Awards					Stock Awards
								Equity
								Incentive	Equity Incentive
								Plan Awards:	Plan Awards:
					Number			Number of	Market or
	Number of	Number of			of Shares			Unearned	Payout Value of
	Securities	Securities			or Units of		Market Value	Shares, Units	Unearned
	Underlying	Underlying			Stock		of Shares or	or Other	Shares, Units or
	Unexercised	Unexercised			That		Units of Stock	Rights That	Other Rights
	Options	Options	Option	Option	Have Not		That Have	Have Not	That Have Not
	(#)	(#)	Exercise	Expiration	Vested		Not Vested(1)	Vested	Vested
Name	Exercisable	Unexercisable	($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)	(e)	(f)	(g)		(h)	(i)	(j)
J.P. London	—	—	$—	—	27,679	(6)	$1,757,340	—	$ —
	—	—	—	—	13,643	(7)	866,194	—	—

Kenneth Asbury	—	—	—	—	300,000	(9)	19,047,000	—	—

John S. Mengucci	—	—	—	—	27,714	(8)	1,759,562	—	—

Thomas A. Mutryn	22,700	—	48.83	7/1/14	8,985	(2)(5)	570,458	—	—
	5,280	1,320	49.36 (3)	8/17/15	42,288	(6)	2,684,865	—	—
	5,120	1,280	37.67 (4)	11/19/15	19,243	(7)	1,221,738	—	—

Gregory R. Bradford	4,640	1,160	49.36 (3)	8/17/15	3,555	(2)(5)	225,707	—	—
	—	—	—	—	16,719	(6)	1,061,489	—	—
	—	—	—	—	7,607	(7)	482,968	—	—

Daniel D. Allen	—	—	—	—	6,001	(7)	381,003	—	—
____________________

(1)	Based on the $63.49 closing price of the Company’s common stock on June 30, 2013.

(2)

Stock awards granted on August 18, 2009 contained performance conditions whereby the number of units vesting depended upon the Company’s financial performance for the year ended June 30, 2010. Based on the Company’s actual results for the year ended June 30, 2010, the maximum number of units was awarded. The amounts in column (g) reflect such maximum numbers.

(3)	SSARs granted on August 18, 2008 and which were not exercisable at June 30, 2013 became exercisable on August 18, 2013.

(4)	SSARs granted on November 20, 2008 and which were not exercisable at June 30, 2013 became exercisable on August 18, 2013.

(5)	Stock awards granted on August 18, 2009, that had not vested as of June 30, 2013 vested on August 18, 2013.

(6)	Stock awards granted on September 1, 2010 contain performance conditions whereby the number of units vesting depended upon the Company’s financial performance for the year ended June 30, 2011, and the Company’s stock price for the 90 day period ended September 1, 2011 as compared to the 90 day period ended September 1, 2010. The amounts in column (g) reflect the actual number of shares earned. The stock awards vest as follows: 50% on September 1, 2013 and 50% on September 1, 2014.

(7)	Stock awards granted on September 1, 2011 contain performance conditions whereby the number of units vesting depended upon the Company’s financial performance for the year ended June 30, 2012, and the Company’s stock price for the 90 day period ended September 1, 2012 as compared to the 90 day period ended September 1, 2011. The amounts in column (g) reflect the actual number of shares earned. The stock awards vest as follows: 50% on September 1, 2014 and 50% on September 1, 2015, except for Mr. Allen’s, all of which will vest on September 21, 2013 as per his severance agreement.

(8)	One-half of the stock awards granted on February 27, 2012 vest as follows: 50% on February 26, 2017; 10% on February 26, 2018; 10% on February 26, 2019; 10% on February 26, 2020; 10% on February 26, 2021; and 10% on February 26, 2022. One-half of the stock awards granted on February 27, 2012, that had not vested as of June 30, 2013, vest as follows: 50.0% on February 26, 2014, and 50.0% on February 26, 2015.

(9)	Stock awards granted on February 20, 2013 vest as follows: 100,000 shares on February 20, 2016, 100,000 shares on February 20, 2017, and 100,000 shares on February 20, 2018.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number		Number of
	of Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)
J.P. London	78,878	$1,147,655	15,680	$817,869
Kenneth Asbury	—	—	—	—
John S. Mengucci	—	—	5,542	283,196
Thomas A. Mutryn	12,000	72,000	14,305	746,149
Gregory R. Bradford	41,000	615,045	5,930	309,309
Daniel D. Allen	—	—	12,775	701,475
____________________

(1)	These amounts are equal to the difference between the sales price of our common stock on the NYSE on the exercise date and the exercise price multiplied by the number of shares underlying the exercised option or stock settled stock appreciation right.

(2)	These amounts are equal to the closing price of our common stock on the NYSE on the applicable vesting date multiplied by the number of shares vested on that date.

Pension Benefits

(a)	(b)	(c)	(d)	(e)
Present
		Number of	Value of	Payments
		Years Credited	Accumulated	During Last
Name	Plan Name	Service (#)	Benefit ($)(1)	Fiscal Year ($)
J.P. London	N/A	N/A	$ N/A	N/A
Kenneth Asbury	N/A	N/A	N/A	N/A
John S. Mengucci	N/A	N/A	N/A	N/A
Thomas A. Mutryn	N/A	N/A	N/A	N/A
Gregory R. Bradford	N/A	N/A	N/A	N/A
Daniel D. Allen(2)	Supplemental Retirement Benefit Plan	2	1,100,544	—
____________________

(1)	The Present Value of Accumulated Benefits under each plan has been calculated as of June 30, 2013, using the guidelines contained in ASC 715 - Compensation – Retirement Benefits.

(2)	Mr. Allen’s SERP provides an annual payment of $88,000 each year until the later of his death or his spouse’s death. Payments will commence on January 1, 2020. No payments shall be made to any person, trust or entity under this plan after the death of Mr. Allen and his spouse.

Non-Qualified Deferred Compensation for Fiscal Year 2013

(a)	(b)	(c)		(d)	(e)	(f)
	Executive	Company		Aggregate		Aggregate
	Contributions in	Contributions in		Earnings in	Aggregate	Balance at
	Last Fiscal Year	Last Fiscal Year		Last Fiscal	Withdrawals/	Last Fiscal
Name	($)(1)	($)(2)		Year ($)(3)	Distributions ($)	Year End ($)(4)
J.P. London	$2,750	$61,339		$315,444	$ —	$5,631,037
Kenneth Asbury	—	—		—	—	—
John S. Mengucci	5,021	3,085		3	—	8,109
Thomas A. Mutryn	32,238	37,701		34,904	—	562,942
Gregory R. Bradford	—	—		199,115	—	1,956,661
Daniel D. Allen	5,764	(16,053	)(5)	2,493	—	34,598
____________________

(1)	Executive contributions are included in the Salary, Bonus, and Non-Equity Incentive Plan Compensation in the Summary Compensation Table.

(2)	Company contributions, net of forfeited non-vested Company contributions, are included in the All Other Compensation column of the Summary Compensation Table.

(3)	No amounts in the Aggregate Earnings column are reported as compensation in the Summary Compensation Table.

(4)	Certain amounts in the Aggregate Balance at Last Fiscal Year End column were previously reported in the Summary Compensation Table in the Salary and Non-Equity Incentive Plan Compensation columns (in the case of executive contributions) or in the All Other Compensation column (in the case of Company contributions). The amounts previously reported as executive and Company contributions were as follows: (i) Mr. Mutryn, $227,241 and $195,957; and (ii) Mr. Allen, $2,539 and $39,830. Had Dr. London and Mr. Bradford been NEOs in the prior year, the following would have been reported as previous year executive and Company contributions: (i) Dr. London $1,520,157 and $715,082; and (ii) Mr. Bradford $958,780 and $286,530.

(5)	Upon Mr. Allen’s separation of employment on February 19, 2013, non-vested employer contributions made in the current and prior years were forfeited.

Severance Agreements

     The term of each executive officer’s severance agreement is one year with automatic one-year extensions thereafter (except for the agreement provided to the President and Chief Executive Officer which is three years with automatic one-year extensions thereafter), unless the Company provides written notice of the Company’s intent to amend the Company’s severance policy with respect to its senior executives and to apply the amended policy to the executive. In the event the Company provides such notice to the executive, agreements expire by their terms at the end of the full term year that begins on the next July 1st following the date such notice is received by the executive officer.

     Per the terms of the agreements, each executive’s employment may be terminated by the Company without a separation payment of any kind in the event of death or a termination for cause as determined by the Board.

     In the event of a termination by the Company for disability, the Company is generally required to provide 30 days’ notice, and pay any incentive compensation earned but unpaid as of the date of termination for any fiscal year prior to the year in which such termination occurs.

     In the event of termination without cause by the Company or resignation for “good reason” by the executive, as defined in the agreements, the Company will pay a severance payment equal to a specified number of months of the executive’s base salary, prorated cash incentive compensation payments otherwise payable under the executive’s incentive compensation plan for the fiscal year of termination, and continued participation in the Company’s health care plan for a defined period of time. Further, for stock grants made since September 1, 2010, the terms of the grant agreements entitle the recipient to receive a prorated portion of the unvested stock based upon the number of full months of service divided by the total vesting timeframe. When the executive’s resignation is not associated with a change in control, “good reason” is defined as (i) a material reduction in the executive’s total compensation and benefit opportunity (other than a reduction made by the Board, acting in good faith, based upon the performance of the executive, or to align the compensation and benefits of the executive with that of comparable executives, based on market data); or (ii) a substantial adverse alteration in the conditions of the executive’s employment.

     In the event of a termination without cause or resignation for “good reason” within one year of the effective date of a change in control, the agreements provide that the Company will pay similar termination payments as in the preceding paragraph but require the executive’s base salary to be paid for a higher number of specified months and a specified payment based on the average incentive compensation earned by the executive for the five fiscal years immediately preceding the termination (except that in Dr. London’s case, he is also entitled to such termination payment if he voluntarily terminates his employment for any reason within one year of a change in control). Further the terms of the grant agreements entitle the recipient to receive their unvested stock. In the event of a change in control, “good reason” is defined as (i) a substantial adverse alteration in the nature or status of the executive’s position or responsibilities from those in effect on the day before the change in control date; or (ii) a change in the geographic location of the executive’s job more than 50 miles from the place at which such job was based on the day before the change in control date.

     The table below delineates the benefits upon a change in control for each executive officer in fiscal year 2013 under the scenarios as described above:

COO &
	Executive		President,	President,
	Chairman	CEO	US Ops	UK Ops	CFO
Salary Multiple: Termination for Good
Reason or Involuntary Termination	1.5x	2x	1x	1x	1x
Without Cause

Salary Multiple Upon Change in Control
and Voluntary Termination for Good	3x	2x	2x	2x	2x
Reason or Involuntary Termination
Without Cause

Bonus Multiple Upon Change in Control
and Voluntary Termination for Good	2x	2x	1.5x	1.5x	1x
Reason or Involuntary Termination
Without Cause
(average annual payment for last five years)

     The agreements for Dr. London, Mr. Mutryn, and Mr. Bradford include partial protection against excise taxes payable under IRC section 280G in the event of termination only after a change in control (a one-time payment of two-thirds of the excise tax to the executive up to a limit of $500,000). Since these agreements were put in place in 2007, the Committee decided not to include this term in any new agreements, and it is therefore not included in the agreements with other executive officers.

     The agreements also restrict each executive officer’s rights to compete with the Company or to offer employment to Company employees following termination.

     No changes to existing agreements were made during fiscal year 2013.

     Calculations for various termination scenarios are included in the “Potential Payments on Termination or Change in Control” section below.

Potential Payments on Termination or Change in Control

     The tables below reflect the amount of compensation payable to each NEO upon termination of employment under various termination scenarios. The tables show the amount of compensation payable to each NEO upon voluntary termination (other than for “good reason”) or retirement, upon termination by the Company without cause or by the NEO for “good reason” other than in connection with a change in control, and upon termination by the Company without cause or by the NEO for “good reason” following a change in control. With the exception of Mr. Allen, the amounts shown assume, for illustrative purposes, that such termination was effective as of June 30,

2013 and therefore include amounts earned through such date, and are estimates of the amounts which would be paid to the NEOs upon termination. The actual amounts to be paid can be determined only at the time of the actual separation from the Company.

Daniel D. Allen Severance Agreement

     For Mr. Allen, the actual amounts based upon his separation date and the terms of his agreement are included in the appropriate scenario. Upon his separation, per the terms of his agreement Mr. Allen received a payment of two times his annual salary and continued participation in the Company’s health care plan for twelve months. In addition, per the terms of his stock grants he received a prorated portion of the unvested stock based upon the number of full months of service divided by the total vesting timeframe. Further, per the terms of his SERP, he became eligible for full benefits payable, with payments commencing January 1, 2020, as described under “Retirement Plans” within “The CACI Executive Compensation Program” section of this Proxy Statement.

Separation Payment in event of Voluntary Termination or Retirement(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of	Value of
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	280G Excise
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Tax Partial
	Severance	of Benefits(2)	Contributions(3)	Contributions(4)	Benefits	Awards(5)	Awards(6)	Protection(7)
Executive Officer	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
J.P. London	$—	$225,289	$4,854,616	$776,421	$—	$—	$2,623,534	N/A	$8,479,860
Kenneth Asbury	—	—	—	—	—	—	—	N/A	—
John S. Mengucci	—	—	5,023	—	—	—	—	N/A	5,023
Thomas A. Mutryn	—	—	329,284	233,658	—	539,587	—	N/A	1,102,529
Gregory R. Bradford	—	—	1,670,130	286,530	—	65,563	941,176	N/A	2,963,399
____________________

(1)	Assumes that the executive officer retired or voluntarily terminated his position (other than for “good reason”). In the event of the executive officer’s death or disability, the executive officer would be entitled to the amounts listed in the columns (c), (d), (e) and (f) above as well as column (g) from the Separation Payment following Change in Control Table listed below. In addition, the Company generally is required to provide 30 days’ notice in the event of a termination for disability. In the event of a termination of the executive officer for cause, the executive officer would be entitled to the amounts listed above in columns (c) and (e).

(2)	In 2001, the Company entered into a lifetime medical agreement with Dr. London that provides lifetime participation in the Company’s medical plans to the extent permitted by law, with such participation in the plans on the same basis that existed just prior to any merger, consolidation, or change in control of the Company. The table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon Internal Revenue Service (IRS) Life Expectancy Tables).

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment, plus investment gains and losses, that would be payable upon termination.

(4)	Represents the value of Company contributions (vested as of June 30, 2013) paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination.

(5)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2013 and the applicable exercise price of the vested portion of the equity awards.

(6)	For stock options and SSARs, amount based on the difference between the closing price per share of the Company’s common stock as of June 30, 2013 and the applicable exercise price of the unvested portion of the equity awards. For RSUs, this is based on the number of RSUs that would vest multiplied by the closing price per share of the Company’s common stock as of June 30, 2013. Dr. London’s unvested equity awards would vest. As Mr. Bradford is over 62 years old, a prorated amount of unvested equity awards made since July 1, 2008 would vest upon retirement.

(7)	As described above under “Employment and Severance Agreements,” executive officers are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

Separation Payment in event of Termination for “Good Reason”
or Without Cause by Company(1)

			Value of	Value of
			Employee	Company	Value of	Value of	Value of	Value of
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	280G Excise
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Tax Partial
	Severance	of Benefits(2)	Contributions(3)	Contributions(4)	Benefits(5)	Awards(6)	Awards(7)	Protection(8)
Executive Officer	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
J.P. London	$864,743	$225,289	$4,854,616	$776,421	$—	$—	$2,623,534	$ N/A	$9,344,603
Kenneth Asbury	1,500,000	22,008	—	—	—	—	1,269,800	N/A	2,791,808
John S. Mengucci	533,000	9,719	5,023	—	—	—	258,214	N/A	805,956
Thomas A. Mutryn	460,800	21,579	329,284	233,658	—	539,587	2,380,367	N/A	3,965,275
Gregory R. Bradford	343,600	—	1,670,130	286,530	—	65,563	941,176	N/A	3,306,999
Daniel D. Allen(9)	1,600,000	37,438	8,975	25,279	1,100,544	—	336,776	N/A	3,109,012
____________________

(1)	Assumes that the executive officer resigned for “good reason” or was terminated without cause.

(2)	Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described, and that Messrs. Asbury, Allen, Mengucci, and Mutryn are entitled to receive continuation of health benefits following the date of separation. For Dr. London, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Asbury, Allen, Mengucci, and Mutryn, the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment. Mr. Bradford is not entitled to continued benefits under his severance agreement.

(3)	Represents the value of monies deferred into the non-qualified retirement plan during employment, plus investment gains and losses, that would be payable upon termination.

(4)	Represents the value of Company contributions (vested as of June 30, 2013) paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination.

(5)	Represents the present value of benefits due to Mr. Allen upon his separation per the terms of his SERP. Benefits are to be paid over his expected remaining lifespan starting at age 60.

(6)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2013 and the applicable exercise price of the vested portion of the equity awards.

(7)	For stock options and SSARs, amount based on the difference between the closing price per share of the Company’s common stock as of June 30, 2013 and the applicable exercise price of the unvested portion of the equity awards. For RSUs, this is based on the number of RSUs that would vest multiplied by the closing price per share of the Company’s common stock as of June 30, 2013. Dr. London’s unvested equity awards would vest. For other executives, a prorated amount of unvested equity awards made since September 1, 2010 would vest upon separation.

(8)	As described above under “Employment and Severance Agreements,” executive officers are entitled to partial protection against IRC section 280G excise taxes only in the event of termination after a change of control.

(9)	Values are the actual value to Mr. Allen upon his separation under this scenario, per the terms of his agreement.

Separation Payment following a Change of Control(1)

			Value of	Value of				Value of
			Employee	Company	Value of	Value of	Value of	280G
		Value of	Non-qualified	Non-qualified	Supplemental	Vested	Unvested	Excise Tax
	Total Cash	Continuation	Retirement	Retirement	Retirement	Equity	Equity	Partial
	Severance(2)	of Benefits(3)	Contributions(4)	Contributions(5)	Benefits	Awards(6)	Awards(7)	Protection(8)
Executive Officer	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	Total
J.P. London	$3,295,747	$225,289	$4,854,616	$776,421	$—	$—	$2,623,534	$—	$11,775,607
Kenneth Asbury	1,900,000	22,008	—	—	—	—	19,047,000	—	20,969,008
John S. Mengucci	1,413,808	9,719	5,023	3,085	—	—	1,759,562	—	3,191,197
Thomas A. Mutryn	1,685,007	21,579	329,284	233,658	—	539,587	4,528,762	—	7,337,877
Gregory R. Bradford	2,066,414	—	1,670,130	286,530	—	65,563	1,786,555	—	5,875,192
____________________

(1)	Assumes that the executive officer resigned for “good reason” or was terminated without cause within one year of a change in control. Dr. London is entitled to this payment if he voluntarily terminates his employment for any reason within one year of a change in control.

(2)	Includes incentive plan amounts earned but not yet paid for fiscal year 2013.

(3)	Assumes that Dr. London is entitled to receive lifetime medical benefits as previously described, and that Messrs. Asbury, Mengucci, and Mutryn are entitled to receive continuation of health benefits following the date of separation. For Dr. London, the table value therefore represents the present value (using a discount rate of 2.48%) of continued current medical, dental, and vision insurance coverage less the estimated portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payments over Dr. London’s expected life span (based upon IRS Life Expectancy Tables). For Messrs. Asbury, Mengucci, Fairl, and Mutryn, the table value represents the total values of continued current medical, dental, and vision insurance coverage over the duration of the coverage period, less the executive’s current portion of the cost, plus the amount required to cover all estimated applicable local, state and federal income and payroll taxes imposed with respect to such payment. Mr. Bradford is not entitled to continued benefits under his severance agreement.

(4)	Represents the value of monies deferred into the non-qualified retirement plan during employment, plus investment gains and losses, that would be payable upon termination.

(5)	Represents the value of all Company contributions paid into the non-qualified retirement plan on behalf of the executive officer during employment that would be payable upon termination.

(6)	Based on the difference between the closing price per share of the Company’s common stock as of June 30, 2013 and the applicable exercise price of the vested portion of the equity awards.

(7)	For stock options and SSARs, amount based on the difference between the closing price per share of the Company’s common stock as of June 30, 2013 and the applicable exercise price of the unvested portion of the equity awards. For RSUs, this is based on the number of RSUs that would vest multiplied by the closing price per share of the Company’s common stock as of June 30, 2013. All equity awards to executive officers would vest upon separation in connection with a change in control.

(8)	As described above under “Employment and Severance Agreements,” certain executive officers are entitled to partial protection against IRC section 280G excise taxes in the event of termination after a change in control. Specifically, their severance agreements provide for a one-time payment to the executive equal to the lesser of two-thirds of the excise tax to the executive and $500,000. Based on the assumptions used in the preparation of the table, no payments would be due to the executives under this termination scenario.

DIRECTOR COMPENSATION

     Each Director not employed by the Company or any of its subsidiaries is compensated according to the following arrangements for his service as a Director, including participation in meetings of the full Board and the committee(s) of which he is a member:

  Full Board — $50,000 annual retainer for up to four meetings per year and $2,000 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. Equity grants are made in the form of RSUs expressed as a dollar value, in an amount established from time to time by the Compensation Committee. Such RSU awards are made on the date of the Annual Meeting of Stockholders at which such election occurs, based on the closing price per share of the Company’s common stock on that date. For fiscal year 2013, each director was granted $100,000 in RSUs; during fiscal year 2013 the Committee approved an increase to $110,000 for fiscal year 2014. Under the Company’s Director Stock Purchase Plan (DSPP), Directors may also elect to receive RSUs in lieu of up to one hundred percent (100%) of their annual retainer, with such election to be made prior to the commencement of the effective calendar year. The number of issued RSUs is based on the fair market value of the stock on the date of purchase.

  Audit Committee — $10,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $10,000 per year.

  Security and Risk Assessment Committee — $6,000 for up to four meetings per year. Additional in-person meetings are $750. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $4,000 per year.

  Compensation Committee — $10,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $10,000 per year.

  Executive Committee — $1,500 per meeting.

  Investor Relations Committee — $6,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $4,000 per year.

  Corporate Governance and Nominating Committee — $10,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting. The Chairman of this committee receives an additional $10,000 per year.

  Strategic Assessment Committee — $6,000 for up to four meetings per year and $1,500 for each additional in-person meeting of any length. Additional phone meetings of any length are $500 per meeting.
  The Chairman of this committee receives an additional $4,000 per year.

     Dr. London and Mr. Allen received no separate compensation for their service as directors, except that they were eligible to be reimbursed for incurred expenses associated with attending meetings of the Board and its committees, such as when meetings were conducted at offsite locations.

     During fiscal year 2013 in addition to the retainer and committee meeting fees, Dr. Phillips received compensation of $50,000 for additional services performed as Lead Director. Further, Dr. Phillips received $115,500 in fees for specific work in his capacities as Lead Director and as the Chairman of the Nominating and Governance Committee in regards to the hiring of Mr. Asbury.

     The Committee has also adopted stock ownership requirements for outside members of the Board to align the interest of stockholders and directors. The requirement is based on five times the value of their Annual Retainer, converted annually to a whole number of shares based on the 90-day average price of CACI stock. Stockholdings are measured annually as of December 1st to determine compliance with the plan. The requirement is based upon the prior year’s level plus one-half of all vested restricted stock units. Only fully owned shares count in the measurement; unvested restricted stock units do not count, nor do any other unvested and/or unexercised instruments. The penalty for non-compliance is that the Director is required to participate in the DSPP with 100% of his earned Annual Retainer and committee fees going toward the quarterly purchase of CACI stock, until such time as he meets the required holding level.

     For the compliance checkpoint on December 1, 2012, this requirement translated into a requirement to hold 4,730 fully owned shares. The required ownership level will continue to be reviewed annually by the Committee to ensure that it provides enough incentive to properly align the interests of the outside directors with those of the Company’s stockholders. Until the Director holds the required number of shares, he is limited with respect to the number of shares he is allowed to sell, and is only allowed to sell one-half of vested RSUs for the purpose of covering the tax burden caused by the vesting. All outside directors currently meet their required stock ownership requirement.

     The following table summarizes the compensation information for fiscal year 2013 for each of the Company’s non-employee directors who were directors at any time during the fiscal year.

					Change in
					Pension
	Fees			Non-Equity	Value and
	Earned			Incentive	Non-qualified
	or Paid	Stock	Option	Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)(3)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael A. Daniels	$32,000	$—	—	—	—	—	$32,000
James S. Gilmore III	98,000	100,036	—	—	—	—	198,036
William L. Jews	29,000	—	—	—	—	—	29,000
Gregory G. Johnson	114,000	100,036	—	—	—	—	214,036
Richard L. Leatherwood(2)	116,000	100,036	—	—	—	—	216,036
James L. Pavitt	101,500	100,036	—	—	—	—	201,536
Warren R. Phillips(1)	319,500	100,036	—	—	—	—	419,536
Charles P. Revoile	152,000	100,036	—	—	—	—	252,036
William S. Wallace	93,000	100,036	—	—	—	—	193,036
____________________

(1)	Under the Company’s Director Stock Purchase Plan (DSPP), Dr. Phillips elected to receive a portion of his annual retainer and committee fees in restricted stock of the Company. Dr. Phillips acquired 1,148 shares pursuant to this election. The grant date fair value of these shares totaled $64,500. The current year deferral is included in the “Fees Earned or Paid in Cash” column. Dr. Phillips Fees’ Earned or Paid in Cash includes $115,500 for specific work in to his capacities as Lead Director and as the Chairman of the Nominating and Governance Committee in regards to the hiring of Mr. Asbury.

(2)	Mr. Leatherwood retired as a Director effective May 1, 2013.

(3)	The amounts represent the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock in fiscal year 2013 under the terms of the Company’s 2006 Stock Incentive Plan. The grant date fair value per share is the closing price for the Company’s stock on the November 15, 2012 grant date ($50.32). For fiscal year 2013, the Company awarded 1,988 RSUs to Directors Johnson, Pavitt, Wallace, Phillips, Gilmore, Revoile, and Leatherwood with a grant date fair value of $100,036 each. Upon Mr. Leatherwood’s retirement from the Board of Directors, he forfeited 1,491 unvested RSU shares from this grant. The outstanding number of RSUs awarded to each director as of June 30, 2013 was as follows: Director Johnson 994; Director Pavitt 994; Director Revoile 994; Director Gilmore 994; Director Wallace 994; and Director Phillips 1,131.

CORPORATE GOVERNANCE

Board Leadership Structure

     The Board recognizes the importance of good corporate governance as a means of addressing the interests of the Company’s stockholders. The Board also recognizes that ensuring that the Company maintains good corporate governance practices is an ongoing process. Consistent with these principles, the Board believes that no specific leadership model is necessarily right for all companies at all times. The Board’s policy as to whether the role of the Chairman of the Board and CEO should be separate or combined is to adopt the model that best serves the Company’s stockholders at any point in time.

     The Company’s Corporate Governance Guidelines currently provide that the role of Chairman of the Board and CEO are separate. The Board believes this model provides effective leadership for the Company at this time, allowing the Chairman of the Board to focus on Board activity and the CEO to focus on business strategy and execution.

     The Chairman of the Board serves as the presiding officer of the Board of Directors. The Chairman of the Board works closely with the CEO in a consulting capacity concerning the Company’s strategic direction and the staffing of key positions.

     The CEO provides the overall operational direction for the Company. The CEO establishes the Company’s policies and objectives in accordance with the directives of the Board of Directors and the Company’s corporate charter.

     Dr. Phillips has been designated as the Board’s lead independent director. Dr. Phillips’ duties as lead independent director include:

  coordinating the activities of the non-employee directors;

  reviewing and reporting progress to the Board on certain issues or oversight matters;

  presiding at independent director sessions and coordinating the agenda for such sessions;

  functioning as principal liaison between the non-employee directors and the Chairman of the Board;

  organizing Board review of the Company’s annual strategic planning cycle; and

  serving as a Board member on most of CACI’s wholly-owned subsidiary corporations.

Committees and Meetings of the Board of Directors

     It is the Company’s policy to encourage all Directors to attend in person its Annual Meeting of Stockholders each year as well as participate in person or, if not possible, via teleconference where feasible, in all Board of Directors and committee meetings. Nevertheless, the Company recognizes that this may not always be possible due to conflicting personal or professional commitments. All Directors, except Director Wallace, attended the 2012 Annual Meeting of Stockholders held on November 15, 2012. The Board held eight meetings during fiscal year 2013. In fiscal year 2013, each incumbent Director attended at least seventy-five percent of the aggregate of the total number of Board and committee meetings on which the Director served.

     The Board had a Compensation Committee, an Executive Committee, an Audit Committee, an Investor Relations Committee, a Corporate Governance and Nominating Committee, a Security and Risk Assessment Committee, and a Strategic Assessment Committee during fiscal year 2013.

Corporate Governance Guidelines

     The Company has adopted a set of corporate governance guidelines in accordance with the requirements of Section 303A of the NYSE Listed Company Manual. Those guidelines can be found on the Company’s website at www.caci.com/about/corp_gov/corp_gov.shtml, and a print copy of the guidelines will be provided to any stockholder upon request.

Code of Ethics

     The Company has adopted both a Director’s Code of Business Ethics and Conduct and a Standards of Ethics and Business Conduct that apply, respectively, to our Directors and to all of our employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller, and all of our Executive Officers. Each such Director and Officer is required to review the applicable Code and to certify compliance annually. There have not been any waivers of either Code relating to any such Directors or Officers. The Company intends to disclose any waiver granted to any director, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer of the Company or any amendments to the Codes, in the “Investors” section of the Company’s website at www.caci.com within four business days following the date of such amendment or waiver. The Codes are available for review on the Company’s website at www.caci.com/about/corp_gov/dir_ethics.shtml and www.caci.com/about/corp_gov/ethics.shtml, respectively, and print copies of the Codes will be provided to any stockholder upon request.

Risk Oversight and Management

     The Board as a whole has the overall responsibility for risk oversight of the Company. The Audit Committee reviews the Company’s guidelines and policies with respect to risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures. The Board has delegated the responsibility for oversight of certain classified and sensitive high-risk work supporting defense, intelligence, and international clients, including work outside the U.S., to its Security and Risk Assessment Committee. Additionally, the Compensation Committee is responsible for overseeing and assessing risks associated with the Company’s compensation policies and programs. See the Compensation Discussion and Analysis – Risk Assessment section. Each of these committees receives and discusses reports regularly with members of management who are responsible for applicable day-to-day risk management functions of the Company.

Compensation Committee

     The Compensation Committee consists of Directors Daniels, Gilmore, Johnson, Pavitt, and Revoile (Chairman). Dr. Leatherwood ceased being a member of the Compensation Committee with his retirement on May 1, 2013. The Board has determined that all Compensation Committee members are independent in accordance with the NYSE’s definition and the Company’s independence criteria, which are discussed below. Compensation Committee members, including the Chairman, are appointed by and serve at the pleasure of the Board of Directors. Pursuant to its Charter, the Compensation Committee is composed of not fewer than three “independent directors” as defined in applicable regulations and stock exchange listing standards, in order to enhance the Compensation Committee’s capability to provide independent governance on behalf of the stockholders and provide management with objective guidance and support in matters within the Compensation Committee’s responsibility. In addition, it is the Board’s intention that each Compensation Committee member shall be a “non-employee director” within the meaning of Rule 16b-3 issued by the SEC, and that at least two Compensation Committee members shall be “outside directors” within the meaning of IRC section 162(m), as amended. To the extent that a Compensation Committee member is not a non-employee director or outside director, as the case may be, the member does not participate in the determination of awards subject to those regulations.

     The Compensation Committee administers the Company’s 2006 Stock Incentive Plan, the Management Stock Purchase Plan, the Director Stock Purchase Plan, and the Employee Stock Purchase Plan; determines the benefits to be granted to key employees thereunder; determines CEO compensation; determines and makes recommendations to the Board regarding compensation and benefits to be paid to Executive Officers of the Company; and maintains oversight of the Company’s Affirmative Action and Small, Disadvantaged and Minority Subcontracting activities. The Compensation Committee met eight times during fiscal year 2013. The Charter of the Compensation Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/comp.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Compensation Committee Interlocks and Insider Participation

     During fiscal year 2013, the members of the Compensation Committee had no relationships with the Company other than their relationships as Directors, their entitlement to the receipt of standard compensation as Directors and members of certain committees of the Board, and their relationships to the Company as stockholders. During fiscal year 2013, no person serving on the Compensation Committee or on the Board of Directors was an Executive Officer of another entity for which any of our Executive Officers served on the compensation committee.

Executive Committee

     The Executive Committee consists of Directors Asbury, London, Phillips and Revoile. Mr. Allen ceased being a member of the Executive Committee with his resignation effective May 17, 2013. Dr. Leatherwood ceased being a member of the Executive Committee with his retirement on May 1, 2013. Director London serves as the Executive Committee Chairman. The Executive Committee is responsible for providing Board input and authorization necessary in the interim between full Board meetings, and for identifying those items which merit consideration or action by the entire Board. The Executive Committee met twenty times during fiscal year 2013.

Audit Committee

     The Audit Committee consists of Directors Jews, Phillips, Revoile, and Wallace. Dr. Leatherwood ceased being a member of the Audit Committee with his retirement on May 1, 2013. The Board has determined that all current Audit Committee members are independent in accordance with SEC and NYSE requirements. Director Phillips is the Audit Committee Chairman. The Board has determined that Director Jews qualifies as an audit committee financial expert as that term is defined in applicable SEC regulations and has accounting or related financial management expertise within the meaning of the listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE. The Audit Committee is responsible for overseeing and reviewing the Company’s financial information that will be provided to stockholders and others, the system of internal controls established by management and the Board, and the annual audit conducted by the independent accountants. The Audit Committee met seven times during fiscal year 2013. The Audit Committee Charter and Pre-Approval Policy are set forth on the Company’s website at www.caci.com/about/corp_gov/audit.shtml, and a print copy of the Charter will be provided to any stockholder upon request. A report of the Audit Committee appears below in this Proxy Statement.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee consists of Directors Phillips and Revoile. Dr. Leatherwood ceased being a member of the Corporate Governance and Nominating Committee with his retirement on May 1, 2013. The Board has determined that all current Corporate Governance and Nominating Committee members are independent in accordance with the NYSE’s governance standards. Dr. Phillips serves as the Corporate Governance and Nominating Committee Chairman. The Corporate Governance and Nominating Committee is responsible for recommending to the Board the general criteria and qualifications for membership on the Board; identifying and selecting individuals to be nominated for election to the Board; recommending the number of Directors to be elected each year (within the bounds established by the Company’s By-laws); developing and recommending to the Board a set of general corporate governance principles; and periodically reviewing, evaluating, and proposing revisions thereto. The Corporate Governance and Nominating Committee seeks members from diverse business and professional backgrounds with outstanding integrity, achievement and judgment and such other skills and experience as will enhance the Board’s ability to serve the long-term interests of the stockholders. The Corporate Governance and Nominating Committee met eight times during fiscal year 2013. The Charter of the Corporate Governance and Nominating Committee is set forth on the Company’s website at www.caci.com/about/corp_gov/nominating.shtml, and a print copy of the Charter will be provided to any stockholder upon request.

Criteria for Determining Board and Committee Independence

     The Board has affirmatively determined that eight of the ten current Directors are independent in accordance with the NYSE’s definition and the Company’s independence criteria described below. Because of Dr. London’s service as Chairman of the Board and Executive Chairman of the Company and Mr. Asbury’s service as President and Chief Executive Officer of the Company, they are not independent as defined by the NYSE rules and the Company’s independence criteria.

     NYSE rules establish criteria for determining independence and allow the Company’s Board of Directors to adopt additional criteria and apply those criteria to making an affirmative determination whether each Director is “independent” in accordance with the NYSE governance standards. The following criteria have been applied by the Board in making its determination of independence with respect to all current Directors:

(1)	No Material Relationship. The Director must not have any material relationship with the Company or its subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) apart from his/her service as a Director. In making this determination, the Board considers all relevant facts and circumstances, including commercial, charitable, and familial relationships that exist, either directly or indirectly, between the Director and the Company.

(2)	Employment. The Director must not be nor have been an employee of the Company or any of its subsidiaries at any time during the past three years. In addition, a member of the Director’s immediate family (including the director’s spouse; parents; children; siblings; mothers-, fathers-, brothers-, sisters-, sons- and daughters-in-law; and anyone who shares the Director’s home, other than household employees) must not have been an Executive Officer of the Company or any of its subsidiaries in the prior three years.

(3)	Other Compensation. The Director and all of his/her immediate family members must not have received, during any twelve month period within the last three years, more than $120,000 in direct compensation from the Company or any of its subsidiaries, other than in the forms of director fees and committee fees, pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(4)	Auditor Affiliation. (A) The Director or an immediate family member cannot be a current partner of a firm that is the Company’s internal or external auditor; (B) the Director cannot be a current employee of such a firm; (C) the Director cannot have an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; and (D) the Director or an immediate family member cannot have been within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(5)	Interlocking Directorships. The Director or an immediate family member cannot be, or have been within the last three years, employed as an executive officer of another company where any of the Company’s present Executive Officers at the same time serves or served on that company’s compensation committee.

(6)	Business Transactions. The Director cannot be a current employee, and no immediate family member of the Director can be a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues.

Policies and Procedures for the Review and Approval of Transactions with Related Parties

     The Company reviews all relationships and transactions in which the Company and its Directors and Executive Officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is responsible for obtaining information through questionnaires and other appropriate procedures from the Directors and Executive Officers with respect to related party transactions and then determining whether the Company or a related person has a direct or indirect material interest in the transaction. Transactions that are determined to be material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Audit Committee is charged with reviewing and approving or ratifying any related-party transaction. The Audit Committee considers, among other matters, the nature, timing and duration of the transaction, the relationships of the parties to the transaction, whether the transaction is in the ordinary course of the Company’s business, the dollar value of the transaction, and whether the transaction is in the interest of the Company.

Nominating Process

     The Company’s By-laws describe the procedure by which the Board, a Board committee, or stockholder who is entitled to vote and meets the By-laws’ advance notification requirements may recommend a candidate for nomination as a Director.(1) The Corporate Governance and Nominating Committee is tasked with, among other things, identifying and recommending prospective Director nominees.(2) While the Company does not have a formal policy regarding the consideration of diversity in identifying prospective Director nominees, the Company’s Corporate Guidelines provide that the Board should be large enough to reflect a substantial diversity of perspectives, background and experiences, but not so large that its size hinders effective discussion or diminishes individual accountability. It is the Committee’s policy to consider similarly, irrespective of the source of the nomination, all Director nominee recommendations properly presented in accordance with the prescribed By-law requirements on the basis of the potential Director nominee’s background and business experience. The criteria that the Committee uses in assessing potential Director nominees is set forth in the Company’s corporate governance guidelines.

Stockholder and Interested Party Communications with Directors

     Stockholders and interested parties may communicate directly with the Company’s Board of Directors or any Director or Committee member, including Audit Committee members, by sending correspondence to such individual c/o CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary. It is the Company’s policy to forward directly to the Directors all such communications addressed to them and delivered to the Company at the above stated address.

Executive Sessions

     Pursuant to NYSE requirements, two executive sessions of non-management Directors were held during fiscal year 2013. The lead independent director acted as the presiding Director at both meetings.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

     In accordance with Section 14A of the Securities Exchange Act of 1934, we are providing our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the Company’s executive compensation program as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

     We encourage stockholders to read our Compensation Discussion and Analysis (CD&A) beginning on page 10 of this proxy statement, as well as the Summary Compensation table and related compensation tables and narrative, appearing on pages 23 through 32. The CD&A, tables, and narrative provide information on the Company’s compensation policies and practices and describe how we seek to closely align the interests of our named executive officers with the interests of our stockholders.

     This advisory stockholder vote, known as “Say-on-Pay,” gives you as a stockholder, the opportunity to advise whether you approve of the Company’s executive compensation program and policies by voting on the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
____________________

(1)	The Company’s By-laws describe the information submission and advanced notification requirements for stockholder recommendations of Director nominees. The Company’s By-laws, however, do not obligate the Company to include information about the candidate in the Company’s proxy materials, nor do they require the Company to permit the stockholder to solicit proxies for the candidate using Company proxy materials. For the Company’s 2014 Annual Meeting of Stockholders, stockholder notice of a potential Director nominee must be received by the Corporate Secretary of CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201 by June 17, 2014. The By-laws are available by writing to the Secretary at the above-stated address or at the Company’s website at www.caci.com/about/corp_gov/bylaws.shtml.

(2)	From time to time the Company may utilize a third party to assist in identifying and qualifying potential Director candidates.

     The Board recommends a vote FOR this resolution because it believes that the programs and policies as detailed in the CD&A are effective in advancing our pay-for-performance philosophy and achieving our goals of attracting, retaining, and motivating our executives; ensuring that our executives act to maximize stockholder value; providing compensation that is intended to be fair and competitive within our industry; and providing incentives and rewards for our executives commensurate with their roles and based on the performance of the Company.

     This advisory resolution is non-binding on the Board. Although non-binding, the Board will review and consider the voting results when evaluating our executive compensation program.

Required Vote and Recommendation

     On this non-binding matter, the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 2. Broker non-votes will not be counted in evaluating the results of the vote.

The Board recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement.

PROPOSAL 3: AMENDMENT OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

     At the Annual Meeting, stockholders will be asked to approve an amendment to the CACI International Inc 2002 Employee Stock Purchase Plan (ESPP) to increase the number of shares authorized for purchase under the ESPP by 250,000 shares. The amendment was adopted, subject to stockholder approval, by the Board of Directors on August 8, 2013.

     As of June 30, 2013, 61,767 shares of our common stock were still available for additional purchases under the ESPP. If the stockholders approve the proposed amendment to the ESPP, the total number of shares authorized for purchase under the ESPP (including shares that have already been purchased under the plan) will increase from 1,000,000 shares to 1,250,000 shares.

     The principal terms of the ESPP are summarized below. The following summary of the ESPP is qualified in its entirety by reference to the complete text of the ESPP, as amended by the Board on August 8, 2013, which is attached to this proxy statement as Appendix A and incorporated herein by reference. Terms not defined herein shall have the meanings set forth in the ESPP.

Summary Description of the ESPP

     The purpose of the ESPP is to provide eligible employees of the Company an opportunity to purchase shares of the Company’s common stock. The ESPP is intended to provide additional incentives to eligible employees to make a long-term investment in the Company by providing a discount on their purchase of the Company’s common stock and by affording eligible employees the opportunity to purchase the Company’s common stock through payroll deductions. There is no tax withholding for contributions into the ESPP Plan, even for social security or Medicare taxes, regardless of when the eligible employee sells the ESPP stock. Eligible employees may purchase the Company’s common stock, on a quarterly basis, through accumulated payroll deductions not exceeding, in any calendar year, the greater of: (i) twenty percent of eligible cash compensation and (ii) $25,000 of fair market value of the Company’s common stock on the date the option to purchase the Company’s common stock was granted (i.e., date of grant). Eligible cash compensation includes the employee’s base pay as of the date of grant. The ESPP is intended to qualify under IRC section 423 with respect to employee stock purchase plans. Giving effect to the proposed amendment to the ESPP, the maximum number of shares authorized for purchase under the ESPP would be an aggregate of 1,250,000 shares of stock.

     To be eligible to participate in the ESPP, an employee must, among other things, be employed by the Company or one of its subsidiaries for a minimum of two months of continuous service, while customarily working twenty or more hours each week. Excluded from participating are owners of five percent or more of the Company’s common stock and highly compensated employees as defined in the ESPP (see Appendix A to this Proxy Statement).

     At the commencement of each three-month offering period as defined in the ESPP, and subject to ESPP purchase limits, each participant has the option to acquire a number of shares based on the amount of his or her payroll deductions at a share price equal to ninety-five percent of the fair market value per share of the Company’s common stock on the last day of such offering period.

     The ESPP is administered by the Compensation Committee of the Board of Directors of the Company (the Committee), at the expense of the Company. The Committee consists of not less than three members of the Board of Directors who are not officers of the Company or in the employ of the Company. The Committee is also responsible for questions involving the administration and interpretation of the ESPP. The ESPP may be amended or terminated by the Board at any time, subject to certain restrictions.

     The Board believes that the ESPP provides the following benefits to the Company and its stockholders: by facilitating increases in employee stock ownership, it increases the stake that employees have in the Company and aligns the interests of a greater number of employees with the interests of the stockholders. In addition, the availability of the ESPP is likely to aid the Company in its efforts to recruit and retain employees.

New Plan Benefits

     As benefits under the ESPP depend upon eligible employees’ elections to participate in the plan and the fair market value of the shares of the Company’s common stock at various future dates, it is not possible to determine future benefits that will be received by eligible employees under the plan.

Federal Income Tax Information With Respect To the ESPP

     The following is a brief summary of the principal federal income tax consequences under current federal income tax laws relating to the purchase of stock under the ESPP. This summary is not intended to constitute tax advice. It is also not intended to be exhaustive and, among other things, does not describe state, local or foreign income tax consequences.

     Options to purchase the Company’s common stock granted pursuant to the ESPP are intended to qualify as options issued under an “employee stock purchase plan” within the meaning of IRC section 423. Under IRC section 423, employees will not realize taxable income upon the grant of such purchase right under the ESPP or when they complete their purchase for cash and receive delivery of the Company’s common stock, provided that the employee is an employee of the Company on the date of grant and such purchase occurs while the employee is employed or within three months after termination of employment.

     If an employee sells the Company’s common stock acquired through the ESPP after two years from the date of its grant and after one year from the date of its acquisition, such employee may recognize ordinary income on the lesser of: (i) the excess of the fair market value of the stock on the date of grant over the purchase price and (ii) the actual gain on the stock’s sale. Any additional gain or loss that may be realized on the ultimate sale will be treated as long term capital gain or loss.

     If, prior to the expiration of the two-year and one-year periods referred to above, an employee sells the Company’s common stock acquired through the ESPP or dies while holding such common stock, then the employee will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the Company’s common stock on the date of purchase over the amount paid upon purchase of the Company’s common stock. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the Company’s common stock. At sale, the difference between the sale price and the fair market value of the stock at purchase will be considered capital gain or loss, which will be long-term if the stock has been held for more than one year.

Required Vote and Recommendation

     Stockholder approval of this proposal requires the vote of the holders of a majority of the shares of the Company’s common stock entitled to vote and present in person or represented by proxy at the Annual Meeting. For purposes of the vote on this proposal, abstentions will have the same effect as votes against the proposal, and broker non-votes will have no effect on the proposal.

The Board recommends that stockholders vote FOR the amendment to the ESPP authorizing an additional 250,000 shares for purchase.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Ernst & Young LLP currently serves as the Company’s independent auditors, and that firm conducted the audit of the Company’s accounts for fiscal year 2013. The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors to conduct an audit of the Company’s accounts for fiscal year 2014.

     Selection of the Company’s independent auditors is not required to be submitted to a vote of the stockholders of the Company for ratification. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent auditors. However, the Board of Directors is submitting this matter to the stockholders as a matter of good corporate practice.

     If a quorum is present, a majority of the votes properly cast on this matter is necessary for the matter to be approved. Votes to abstain are treated as votes cast. Broker non-votes are not treated as votes cast. However, NYSE Rule 452 permits banks and brokers to vote on the ratification of auditors without instructions from their beneficial owners. If the stockholders fail to vote in favor of the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP and may retain that firm or another without re-submitting the matter to the Company’s stockholders. Even if stockholders vote in favor of the appointment, on an advisory basis, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The Board recommends that stockholders vote FOR ratification of Ernst & Young LLP as independent auditors for fiscal year 2014.

INDEPENDENT AUDITOR FEES

Pre-Approval Policies and Procedures

     The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company’s independent auditors. This policy generally provides that the Company will not engage its independent auditors to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to one of the pre-approval procedures described below. All such audit services were pre-approved by the Audit Committee.

     From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent auditors during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

     The Audit Committee has also delegated to the chairman of the Audit Committee the authority to approve any audit or non-audit services to be provided to the Company by its independent auditors. Any approval of services by a member of the Audit Committee pursuant to this delegated authority is reported on at the next meeting of the Audit Committee.

     The following is a summary of the fees for professional services rendered by Ernst & Young LLP for the fiscal years ended June 30, 2012 and June 30, 2013.

	June 30,
	2013	2012
Audit Fees(1)	$1,549,235	$1,513,340
Audit-Related Fees(2)	203,020	253,083
Tax Fees(3)	340,803	360,947
Total	$2,093,058	$2,127,370
____________________

(1)	Audit Fees include fees paid to Ernst & Young LLP for professional services rendered for the audit of the Company’s consolidated financial statements (including the audit of internal control over financial reporting) and review of the Company’s consolidated quarterly statements. These fees also include fees for services that are normally provided in connection with the Company’s statutory and regulatory filings.

(2)	Audit-Related Fees consist of fees paid to Ernst & Young LLP for assurance and related services provided in connection with the audit of the Company’s 401(k) plan financial statements and due diligence.

(3)	Tax Fees are fees paid to Ernst & Young LLP for professional services rendered for tax compliance, tax advice, and tax planning.

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2013

     The members of the Company’s Audit Committee are William L. Jews, Warren R. Phillips, Charles P. Revoile, and William S. Wallace.

     In accordance with the Audit Committee Charter, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee Charter was first adopted by the Board in June 1994 and has been reviewed annually and amended as necessary since that date. Each member of the Audit Committee qualifies as “independent” in accordance with Rule 10A-3 of the Securities and Exchange Act and the requirements of the NYSE Listed Company Manual, Sections 303A.01, 303A.02, 303A.06, and 303A.07. In fulfilling its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has accomplished the following:

1.	It has reviewed and discussed the Company’s audited financial statements with management, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting;

2.	It has discussed with the independent auditors the quality of the financial statements, the clarity of the related disclosures, the effectiveness of internal control over financial reporting, and other items required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16, Communications with Audit Committees;

3.	It has received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and discussed with the independent auditors any matters affecting their independence; and

4.	Based on the review and discussions described in subparagraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the SEC.

RESPECTFULLY SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

William L. Jews	Warren R. Phillips
Charles P. Revoile	William S. Wallace

SOLICITATION

     The proxies being solicited hereby are being solicited by the Board of Directors of the Company. The cost of solicitation of proxies will be borne by the Company. The firm of Morrow & Co., LLC, 470 West Avenue, Stamford CT 06902, has been retained to assist in soliciting proxies at a fee not to exceed $8,500, plus expenses. The Company may also reimburse banks, brokers, nominees, and other fiduciaries for postage and reasonable clerical expenses incurred by them in forwarding the proxy material to their principals. Proxies may be solicited without extra compensation by certain officers, directors and other employees of the Company, by telephone or telegraph, by personal contact, or by other means.

FUTURE STOCKHOLDER PROPOSALS

     In order for a stockholder proposal to be considered for inclusion in the Company’s proxy materials for its 2014 Annual Meeting, the proposal must comply with SEC Rule 14a-8 and any other applicable rules. Rule 14a-8 requires that any such proposal must be received by the Secretary of the Company at its principal executive offices at 1100 North Glebe Road, Arlington, Virginia 22201 at least 120 days prior to the anniversary date of this proxy statement, which will be October 3, 2014. Therefore, the date by which proposals must be received under Rule 14a-8 for consideration by the Company will be June 5, 2014.

     Under our By-laws, stockholders of record who intend to submit a proposal at the 2014 Annual Meeting, and stockholders of record who intend to submit nominations for directors at the meeting, must provide written notice. Such notice should be addressed to the Secretary and received at the Company’s principal executive offices no later than 150 days prior to the anniversary date of this year’s annual meeting (November 14, 2013). Therefore, the date by which such proposals and nominations must be received for purposes of our By-laws will be June 17, 2014. The written notice must satisfy certain requirements specified in the Company’s By-laws and comply with applicable laws and regulations, including SEC regulations. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary, and the By-laws are also available for free on the Company’s website, www.caci.com/about/corp_gov/bylaws.shtml, and the SEC’s website, www.sec.gov.

AVAILABILITY OF FORM 10-K

     The Company will provide without charge to each person solicited by this Proxy Statement a copy of its Annual Report on Form 10-K for the fiscal year ended June 30, 2013, including financial statements and financial statement schedules but excluding the exhibits to Form 10-K. The Form 10-K includes a list of the exhibits that were filed with it, and the Company will furnish a copy of any such exhibit to any person who requests one upon the payment of our reasonable expenses in providing the requested exhibit. For further information, contact David L. Dragics, Senior Vice President, Investor Relations, CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, telephone 703-841-7800. The Company’s Annual Report on Form 10-K and its other filings with the SEC, including the exhibits, are also available at no cost at http://investor.shareholder.com/caci/sec.cfm and the SEC’s website, www.sec.gov.

HOUSEHOLDING

     Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy of any of these materials to a stockholder upon written or oral request to the following address or telephone number: CACI International Inc, 1100 North Glebe Road, Arlington, Virginia 22201, Attn: Arnold D. Morse, Corporate Secretary, telephone 703-841-7800. To receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report in the future, or if a stockholder is receiving multiple copies and would like to receive only one copy for the household, the stockholder should contact his or her bank, broker or other nominee record holder, or may contact the Corporate Secretary at the above address or telephone number.

OTHER MATTERS

     As of this date, the Board knows of no business which may properly come before the meeting other than that stated in the Notice of Meeting accompanying this Proxy Statement. Should any other business arise, proxies given in the accompanying form will be voted in accordance with the discretion of the person or persons named therein.

By Order of the Board of Directors

Arnold D. Morse, Secretary

Arlington, Virginia
Dated: October 3, 2013

APPENDIX A

CACI INTERNATIONAL INC

2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

CACI INTERNATIONAL INC
2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1. PURPOSE.

The CACI International Inc 2002 Employee Stock Purchase Plan (the “Plan”), as amended, is intended to provide a method whereby employees of CACI International Inc (the “Company”) will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. DEFINITIONS.

(a)	“Compensation” means, for the purpose of any Offering pursuant to this Plan, the total remuneration paid to an Employee by the Company. Notwithstanding the forgoing, Compensation shall include deferred compensation paid to the Employee pursuant to salary reduction contributions under a cash or deferred arrangement pursuant to Section 401(k) of the Code, salary reduction amounts under a cafeteria plan pursuant to Section 125 of the Code, and salary reduction amounts pursuant to a qualified transportation fringe benefit program pursuant to Section 132(f) of the Code.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Committee” means the Compensation Committee of the Board.

(d)	“Common Stock” means the common stock, $0.10 par value per share, of the Company.

(e)	“Company” shall also include any Parent or Subsidiary of CACI International Inc designated by the Board, unless the context otherwise requires.

(f)	“Employee” means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by the Company.

(g)	“Parent” shall mean any present or future corporation which is or would constitute a “parent corporation” as that term is defined in Section 424 of the Code.

(h)	“Subsidiary” shall mean any present or future corporation which is or would constitute a “subsidiary corporation” as that term is defined in Section 424 of the Code.

3. ELIGIBILITY.

(a)	Participation in the Plan is completely voluntary. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

(b)	Each employee shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of two (2) full calendar months of continuous service with the Company. Notwithstanding the foregoing, no employee shall be granted an option under the Plan:

	(i)	if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee; or

	(ii)	if the grant permits the employee’s rights to purchase stock under all Section 423 employee stock purchase plans of the Company and any Parent or Subsidiary to exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply; or

(iii)	if the employee is a “highly compensated employee” within the meaning of Section 414(q) of the Code who earns at least $200,000, as adjusted for cost of living increases in accordance with Section 401(a)(17)(B) of the Code. If an employee’s base pay is less than the Section 401(a)(17)(B) limit, then such employee will be eligible to participate until such time during any calendar year as his annual base salary plus bonuses paid to date exceed the Section 401(a)(17)(B) limit. The employee would cease to be an eligible participant as of that date for the remainder of such calendar year.

4. OFFERING DATES.

The right to purchase stock hereunder shall be made available by a series of three-month offerings (the “Offering” or “Offerings”) to employees eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the applicable date of commencement (“Offering Commencement Date”) and termination date (“Offering Termination Date”) for each Offering. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering.

5. PARTICIPATION.

Any eligible employee may become a participant by completing a payroll deduction authorization form provided by the Company and filing it with the office of the Plan Administrator 20 days prior to an applicable Offering Commencement Date, as determined by the Committee pursuant to Paragraph 4. A participant who obtains shares of Common Stock in one Offering will be deemed to have elected to participate in each subsequent Offering, provided such participant is eligible to participate during each such subsequent Offering and provided that such participant has not specifically elected not to participate in such subsequent Offering. Such participant will also be deemed to have authorized the same payroll deductions under Paragraph 6 hereof for each such subsequent Offering as in the immediately preceding Offering; provided however, that, during the enrollment period prior to each new Offering, the participant may elect to change such participant’s payroll deductions by submitting a new payroll deduction authorization form.

6. PAYROLL DEDUCTIONS.

(a)	At the time a participant files his authorization for a payroll deduction, he shall elect to have deductions made from his pay on each payday during any Offering in which he is a participant at a specified percentage of his Compensation paid during the Offering period; said percentage shall be in increments of one percent up to a maximum percentage of twenty percent.

(b)	Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and subject to the last sentence of Paragraph 5 shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraph 10.

(c)	All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account.

(d)	A participant may withdraw from the Plan at any time during the applicable Offering period.

7. GRANTING OF OPTION.

(a)	Except as provided in clause (ii) of Paragraph 3(b), on the Offering Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to two times an amount determined as follows: ninety-five percent (95%) of the market value per share of the Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to the percentage of the employee’s Compensation which he has elected to have withheld (but no more than 20%) multiplied by the employee’s Compensation over the Offering period. Such market value per share of the Common Stock shall be determined as provided in Paragraph 7(b).

(b)	The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be ninety-five percent (95%) of the closing price per share on the Offering Termination Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the Nasdaq National Market System or, if the Common Stock is not listed on the Nasdaq National Market System but is otherwise publicly traded over-the-counter, ninety-five percent (95%) of the mean of the bid and asked prices per share on the Offering Termination Date or, if the Common Stock is not traded over-the-counter, ninety-five percent (95%) of the fair market value on the Offering Termination Date as determined by the Committee.

8. EXERCISE OF OPTION.

(a)	Unless a participant gives written notice to the Plan Administrator as hereinafter provided, his option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his account at that time, other than amounts representing fractional shares, will be returned to him.

(b)	Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be automatically carried forward to the next Offering unless the participant elects, by written notice to the Plan Administrator, to have the excess cash returned to him.

9. ISSUANCE AND DELIVERY OF SHARES.

The shares subject to the options under the Plan may be issued from (1) authorized but unissued shares of Common Stock; (2) Common Stock held in the treasury of the Company; (3) a purchase of Common Stock by the Company in the open market; or (4) any other proper source.

10. WITHDRAWAL AND TERMINATION.

(a)	Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his account under the Plan for such Offering by giving written notice to the Plan Administrator. All of the participant’s payroll deductions credited to such account during such Offering period will be paid to him promptly after receipt of notice of withdrawal, without interest, and no future payroll deductions will be made from his pay during such Offering. The Company will treat any attempt to borrow by a participant on the security of accumulated payroll deductions as an election to withdraw such deductions.

(b)	A participant’s election not to participate in, or withdrawal from, any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

(c)	Upon termination of the participant’s employment for any reason, including retirement but excluding death, the payroll deductions credited to his account during such Offering period will be returned to him, or, in the case of his death, to the person or persons entitled thereto under Paragraph 14.

(d)	Upon termination of the participant’s employment because of death, his beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Plan Administrator prior to the expiration of a period of 90 days commencing with the date of the death of the participant, but not beyond the Offering Termination Date next following the date of death, either:

(i) to withdraw all of the payroll deductions credited to the participant’s account under the Plan; or

(ii) to exercise the participant’s option for the purchase of stock on the Offering Termination Date next following the date of the participant’s death for the purchase of the number of full shares which the accumulated payroll deductions in the participant’s account at the date of the participant’s death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Plan Administrator, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant’s account at the date of the participant’s death and the same will be paid promptly to said beneficiary.

11. INTEREST.

No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participating employee.

12. STOCK.

(a)	The maximum number of shares of Common Stock available for issuance and purchase by employees under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17, shall be 1,250,000 shares of Common Stock, par value $0.10 per share, of the Company. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares available for the applicable Offering or under the Plan, the Company may either (i) make a pro rata allocation of the shares available for delivery and distribution in an equitable manner, and then return to each participant the balances of payroll deductions credited to such participant’s account under the Plan or (ii) seek stockholder approval of an increase in the shares available for issuance under the Plan, hold the payroll deductions credited to the account of each participant under the Plan until such time as either the stockholders approve the increase, in which case the shares will be issued under the Plan, or the stockholders do not approve the increase, in which case the Company would make the allocation set forth in the preceding clause.

(b)	The participant will have no interest in stock covered by his option until such option has been exercised.

13. ADMINISTRATION.

The Committee shall administer the Plan. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee.

14. DESIGNATION OF BENEFICIARY.

A participant shall file with the Plan Administrator a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. The participant may change such designation of beneficiary at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall prior to the death of the participant by whom he has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

15. TRANSFERABILITY.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.

16. USE OF FUNDS.

The Company may use all payroll deductions received or held by the Company under this Plan for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. EFFECT OF CHANGES OF COMMON STOCK.

If the Company shall subdivide or reclassify the Common Stock which has been or may be subject to options under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be subject to options under the Plan (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, with the approval of independent public accountants and counsel, to be necessary to preserve the rights of the holder of such option.

18. AMENDMENT OR TERMINATION.

The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan without the consent of such participant.

19. NOTICES.

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator.

20. EFFECT OF CERTAIN TRANSACTIONS.

If the Company is a party to a reorganization or merger with one or more other corporations, whether or not the Company is the surviving or resulting corporation, or if the Company consolidates with or into one or more other corporations, or if the Company is liquidated or sells or otherwise disposes of substantially all of its assets to another corporation (each hereinafter referred to as a “Transaction”), in any such event while an Offering is in progress under Section 4 hereof, then: (i) after the effective date of such Transaction options shall remain outstanding and shall be exercisable in shares of Common Stock, or, if applicable, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) the Board may accelerate the Offering Termination Date to a date coincident with or prior to the effective date of such Transaction.

21. APPROVAL OF STOCKHOLDERS.

The Plan was previously approved by the stockholders of the Company. Stockholder approval shall be required to increase the number of shares of Common Stock issuable under the Plan.

22. GOVERNMENTAL AND OTHER REGULATIONS.

The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company’s obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and the substantive laws of the State of Delaware. In the event of any inconsistency between such provisions of the Code and any such laws, such provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

     * * *

CACI INTERNATIONAL INC
1100 N. GLEBE ROAD
ARLINGTON, VA 22201

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M63052-P42809	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CACI INTERNATIONAL INC			For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors		☐	☐	☐

Nominees:

	01) Kenneth Asbury	06) J. Phillip London
	02) Michael A. Daniels	07) James L. Pavitt
	03) James S. Gilmore III	08) Warren R. Phillips
	04) William L. Jews	09) Charles P. Revoile
	05) Gregory G. Johnson	10) William S. Wallace

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Advisory approval of the Company’s executive compensation;	☐	☐	☐

3.	To amend the 2002 Employee Stock Purchase Plan;	☐	☐	☐

4.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for fiscal year 2014.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

M63053-P42809

CACI INTERNATIONAL INC
PROXY FOR
NOVEMBER 14, 2013
ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints J.P. London and Warren R. Phillips, and each of them, as Proxies of the undersigned, each with full power of substitution, to vote all of the shares of Common Stock of CACI International Inc the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of CACI International Inc to be held at the Hilton Arlington, 950 N. Stafford Street, Arlington, VA 22203 on November 14, 2013 at 9:30 a.m. Eastern Standard Time and at any adjournment thereof.

UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL TEN NOMINEES TO THE COMPANY'S BOARD OF DIRECTORS IN ITEM 1 AND "FOR" ITEMS 2-4 ON THE REVERSE SIDE.

Please sign exactly as your name is shown on this proxy card. If signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are owned jointly, each owner should sign. If the signer is a corporation, the full corporate name shall be given, and the proxy card shall be signed by a duly authorized officer. By my signature, on the reverse side of this proxy, I acknowledge receipt of the Notice and Proxy Statement for the Annual Meeting of Stockholders of CACI International Inc.

Continued and to be signed on reverse side